REVOLVING CREDIT AGREEMENT

                     dated effective as of September 4, 2003

                                 by and between

                                     AmREIT
                                   as Borrower

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    as Lender

                                TABLE OF CONTENTS

ARTICLE 1.            DEFINITIONS................................................................................     1
   Section 1.1        Definitions................................................................................     1
   Section 1.2        Accounting Terms and Determinations; Covenant Calculations.................................    18
   Section 1.3        Subsidiaries...............................................................................    18
   Section 1.4        Interpretation Generally; Times............................................................    18

ARTICLE 2.            CREDIT FACILITY............................................................................    19
   Section 2.1        Making of Revolving Loan...................................................................    19
   Section 2.2        Requests for Borrowings....................................................................    19
   Section 2.3        Funding....................................................................................    20
   Section 2.4        Continuation...............................................................................    20
   Section 2.5        Conversion.................................................................................    20
   Section 2.6        Interest Rate..............................................................................    20
   Section 2.7        Special Provisions for LIBOR Loans.........................................................    21
   Section 2.8        Capital Adequacy...........................................................................    23
   Section 2.9        Repayment of Loans.........................................................................    23
   Section 2.10       Voluntary Reductions of the Commitment.....................................................    24
   Section 2.11       Credit Sweep Account.......................................................................    25
   Section 2.12       Revolving Note.............................................................................    25
   Section 2.13       Letters of Credit..........................................................................    25

ARTICLE 3.            GENERAL LOAN PROVISIONS....................................................................    29
   Section 3.1        Fees.......................................................................................    29
   Section 3.2        Computation of Interest and Fees...........................................................    29
   Section 3.3        Limitation of Interest.....................................................................    29
   Section 3.4        Statements of Account......................................................................    31
   Section 3.5        Lender's Reliance..........................................................................    31

ARTICLE 4.            UNENCUMBERED POOL PROPERTIES...............................................................    31
   Section 4.1        Acceptance of Unencumbered Pool Properties.................................................    31
   Section 4.2        Termination of Designation as Unencumbered Pool Property...................................    32
   Section 4.3        Additional Requirements of Unencumbered Pool Properties....................................    33

ARTICLE 5.            CONDITIONS.................................................................................    33
   Section 5.1        Conditions Precedent to Effectiveness......................................................    33
   Section 5.2        Conditions Precedent to Loans and Issuance of Letters of Credit............................    35

ARTICLE 6.            REPRESENTATIONS AND WARRANTIES.............................................................    35
   Section 6.1        Existence and Power........................................................................    35
   Section 6.2        Ownership Structure........................................................................    36
   Section 6.3        Authorization of Agreement, Revolving Notes, Loan Documents and
                      Borrowings.................................................................................    36
   Section 6.4        Compliance of Agreement, Revolving Notes, Loan Documents and Borrowing with Laws, etc......    36

   Section 6.5        Compliance with Law; Governmental Approvals................................................    37
   Section 6.6        Indebtedness and Guarantees................................................................    37
   Section 6.7        Property Management Agreements and Other Major Agreements..................................    37
   Section 6.8        Absence of Defaults........................................................................    37
   Section 6.9        Financial Information......................................................................    37
   Section 6.10       Litigation.................................................................................    38
   Section 6.11       ERISA......................................................................................    38
   Section 6.12       Taxes......................................................................................    38
   Section 6.13       Investment Company Act; Public Utility Holding Company Act.................................    38
   Section 6.14       Full Disclosure............................................................................    38
   Section 6.15       Insurance..................................................................................    39
   Section 6.16       Not Plan Assets............................................................................    39
   Section 6.17       Title and Liens............................................................................    39
   Section 6.18       Unencumbered Pool Properties...............................................................    39
   Section 6.19       Margin Stock...............................................................................    39
   Section 6.20       Solvency...................................................................................    39
   Section 6.21       Tax Shelter Regulations....................................................................    39

ARTICLE 7.            COVENANTS..................................................................................    40
   Section 7.1        Information................................................................................    40
   Section 7.2        Payment of Obligations.....................................................................    42
   Section 7.3        Maintenance of Property; Insurance.........................................................    42
   Section 7.4        Conduct of Business; Maintenance of Existence; Qualification;
                      Amendment of Declaration of Trust..........................................................    43
   Section 7.5        Compliance with Laws.......................................................................    43
   Section 7.6        Inspection of Property, Books and Records..................................................    43
   Section 7.7        Consolidations, Mergers, Acquisitions and Sales of Assets..................................    44
   Section 7.8        Use of Proceeds and Letters of Credit......................................................    44
   Section 7.9        Major Agreements...........................................................................    44
   Section 7.10       Major Construction.........................................................................    45
   Section 7.11       Material Events............................................................................    45
   Section 7.12       ERISA......................................................................................    45
   Section 7.13       ERISA Exemptions...........................................................................    45
   Section 7.14       Negative Pledge............................................................................    45
   Section 7.15       Listing Status and REIT Status.............................................................    46
   Section 7.16       Agreements with Affiliates.................................................................    46
   Section 7.17       New Subsidiaries...........................................................................    46
   Section 7.18       Management.................................................................................    47
   Section 7.19       Concentrations.............................................................................    47

ARTICLE 8.            FINANCIAL COVENANTS........................................................................    47
   Section 8.1        Minimum Tangible Net Worth.................................................................    47
   Section 8.2        Ratio of Total Liabilities to Gross Asset Value............................................    47
   Section 8.3        Distributions..............................................................................    48
   Section 8.4        Ratio of EBITDA to Interest Expense........................................................    48
   Section 8.5        Ratio of EBITDA to Fixed Charges...........................................................    48
   Section 8.6        Permitted Investments......................................................................    48

   Section 8.7        Ratio of Unencumbered Net Operating Income to
                      Unsecured Interest Expense.................................................................    49
   Section 8.8        Ratio of Secured Indebtedness to Gross Asset Value.........................................    49
   Section 8.9        Maximum Loan Availability..................................................................    49

ARTICLE 9. DEFAULTS..............................................................................................    49
   Section 9.1        Events of Default..........................................................................    49
   Section 9.2        Remedies Upon an Event of Default..........................................................    51
   Section 9.3        Additional Remedies Upon Certain Default...................................................    51
   Section 9.4        Collateral Account.........................................................................    51

ARTICLE 10. MISCELLANEOUS........................................................................................    52
   Section 10.1       Notices....................................................................................    52
   Section 10.2       No Waivers.................................................................................    53
   Section 10.3       Expenses...................................................................................    53
   Section 10.4       Stamp, Intangible and Recording Taxes......................................................    54
   Section 10.5       Loan Sales and Participations; Disclosure of Information...................................    55
   Section 10.6       Indemnification............................................................................    55
   Section 10.7       Successors and Assigns.....................................................................    56
   Section 10.8       Governing Law..............................................................................    56
   Section 10.9       Litigation.................................................................................    56
   Section 10.10      Counterparts; Integration..................................................................    57
   Section 10.11      Invalid Provisions.........................................................................    57
   Section 10.12      Mandatory Disclosures......................................................................    57
   Section 10.13      Limitation of Liability of Trustees, Etc...................................................    58
   Section 10.14      ENTIRE AGREEMENT...........................................................................    58

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is entered into effective as of September 4, 2003, by and between AmREIT, a Texas Real Estate Investment Trust ("Borrower") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

         WHEREAS, in order to finance pre-development costs, development costs, construction related costs, tenant improvement costs, working capital, equity investments, repayment of indebtedness and scheduled amortization payments on debt or real estate equity investments in various forms of ownership permitted hereunder and for other purposes permitted by this Agreement, Borrower desires to borrow from Lender, on an unsecured revolving credit basis, loans in an aggregate principal sum outstanding from time to time not exceeding Twenty Million Dollars ($20,000,000.00); and

         WHEREAS, Lender is willing to make loans to Borrower on such basis for such purposes, subject to the terms and conditions hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         Section 1.1 Definitions.

         The following terms, as used herein, have the following meanings:

         "Adjusted LIBO Rate" means, with respect to any Interest Period, an interest rate per annum equal to the lesser of (a) the sum of (1) the LIBO Rate with respect to such Interest Period plus (2) the Applicable Margin or (b) the Maximum Lawful Rate.

         "Affiliate" means any Person (other than Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding ten percent (10.0%) or more of any equity interest in the Borrower; or (c) ten percent (10.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. In no event shall Lender be deemed to be an Affiliate of the Borrower.

         "Applicable Law" means all applicable provisions of local, state, federal and foreign constitutions, statutes, rules, regulations, ordinances, decrees, permits, concessions and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "Applicable Margin" means the percentage rate set forth below corresponding to the ratio of Total Liabilities to Gross Asset Value as determined in accordance with Section 7.1(c) in effect at such time:

          RATIO OF TOTAL LIABILITIES TO GROSS ASSET     APPLICABLE MARGIN FOR       APPLICABLE MARGIN FOR
LEVEL                       VALUE                            LIBOR LOANS               BASE RATE LOANS
  1       Less than or equal to 0.40 to 1.00                    1.40%                         0%
  2       Greater than 0.40 to 1.00 but less than               1.60%                         0%
             or equal to 0.45 to 1.00
  3       Greater than 0.45 to 1.00 but less than               1.75%                         0%
             or equal to 0.50 to 1.00
  4       Greater than 0.50 to 1.00 but less than               2.00%                         0%
             or equal to 0.55 to 1.00
  5       Greater than 0.55 to 1.00                             2.35%                        .25%

The Applicable Margin for Loans shall be determined by Lender based on the ratio of Total Liabilities to Gross Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 7.1(c) Any such adjustment to such Applicable Margin shall be effective as of the first day of the calendar quarter immediately following the end of the calendar quarter for which Borrower delivers to Lender the applicable Compliance Certificate pursuant to Section 7.1(c). If the Borrower fails to deliver a Compliance Certificate pursuant to Section 7.1(c) the Applicable Margin shall equal the percentages corresponding to Level 5 from the date the required Compliance Certificate was due until the date of receipt by Lender of the required Compliance Certificate; however the application of such Level 5 Applicable Margin under such circumstances shall not impair Lender's ability to declare such failure to deliver the required Compliance Certificate an Event of Default.

         "Base Rate" means a rate of interest equal to the lesser of (a) the greater of (1) the rate of interest per annum established from time to time by Lender at its principal office in San Francisco, California and designated as its prime rate (which rate of interest may not be the lowest rate charged by Lender on similar loans) plus the Applicable Margin and (2) the Federal Funds Rate plus one-half of one percent (0.5%) plus the Applicable Margin or (b) the Maximum Lawful Rate. Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

         "Base Rate Loan" means any portion of the Revolving Loan with respect to which the interest rate is calculated by reference to the Base Rate.

         "Business Day" means (a) any day except a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required to close and (b) with reference to LIBOR Loans, any day (except a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required to close) on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Expenditures Reserve" means, for any period and with respect to any Property, an amount equal to the greater of (a) the aggregate square footage of all completed space of such Property times $.25, times a fraction, the numerator of which is the number of days of such period, and the denominator of which is 365 and (b) the amount of capital expenditures actually made in respect of such Property, excluding non-recurring capital expenditures for such period.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Collateral Account" means Account Number 4945073278 established by Borrower with Lender as a special, interest-bearing, deposit account under Lender's sole dominion and control.

         "Commitment" means Twenty Million and No/100 Dollars ($20,000,000.00).

         "Compliance Certificate" means the certificate described in Section 7.1(c).

         "Consequential Loss" means with respect to (a) Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Loan on a day other than the last day of the Interest Period related thereto or (b) any of the circumstances specified in Section 2.7(d) upon which a Consequential Loss may be incurred, any loss (excluding loss of anticipated profits), cost or expense incurred by Lender as a result of the timing of such payment or LIBOR Loan or in the redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of such LIBOR Loan or the circumstances described in such Section 2.7(d), including without limitation, the sum of (i) the interest which, but for the payment or timing of the LIBOR Loan, Lender would have earned in respect of such principal amount, reduced, if Lender is able to redeposit, redeploy, or reinvest such principal amount by the interest earned by Lender as a result of so redepositing, redeploying or reinvesting such principal amount and (ii) any expense or penalty incurred by Lender on redepositing, redeploying or reinvesting such principal amount. All determinations of Consequential Loss shall be made by Lender exercising its reasonable judgment.

         "Contingent Obligation" means, for any Person, any commitment, undertaking, Guarantee or other obligation constituting a contingent liability that must be accrued under GAAP.

         "Continue," "Continuation" and "Continued" each refers to the continuation of a LIBOR Loan from one Interest Period to the next Interest Period pursuant to Section 2.4.

         "Convert," "Conversion" and "Converted" each refers to the conversion of a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Derivatives Contract" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term "Derivatives Contract" includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

         "Derivatives Termination Value" means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Lender).

         "Development Property" means real estate which is then undergoing development or redevelopment; however, such real property shall cease to be "Development Property" on the earlier of (i) twelve (12) full months of operations following completion or (ii) achievement of an Occupancy Rate of 80%. The term "Development Property" shall include real property of the type described in the immediately preceding sentence to be (but not yet) acquired by the Borrower, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.

         "Dollars" or "$" means the lawful currency of the United States of America.

         "EBITDA" means, with respect to any Person and for any period and without duplication, the sum of (a) net earnings (loss) of such Person for such period (excluding equity in net earnings or net loss of Unconsolidated Affiliates) plus (b) depreciation and amortization expense and other non-cash charges of such Person for such period (but only to the extent deducted in determining net income (loss) for such period) plus (c) the amortized cash portion of direct financing leases (as defined by GAAP) but only to the extent deducted in determining net income (loss) for such period (d) plus interest expense of such Person for such period (but only to the extent deducted in determining net income (loss) for such period) plus (e) income and franchise tax expense of such Person in respect of such period (but only to the extent deducted in determining net income (loss) for such period) minus (with respect to gains) or plus (with respect to losses) (f) extraordinary gains or losses of such Person, non-recurring items of income or expense relating to mergers and potential acquisitions acceptable to Lender in its reasonable discretion, and gains and losses from sales of assets of such Person for such period plus (g) such Person's pro rata share of EBITDA of each of such Person's Unconsolidated Affiliates (determined in a manner consistent with the calculation of such Person's EBITDA) minus (with respect to gains) or plus (with respect to losses) any net income attributable to partnerships which hold Property in which partnerships such Person has direct or indirect (through a Subsidiary of such Person) ownership interest of not greater than fifty percent (50%).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 5.1.

         "Eligible Property" means a Property which satisfies all of the following requirements as determined by Lender: (a) such Property is owned 100% in fee simple by Borrower or a Wholly Owned Subsidiary of Borrower; (b) neither such Property, nor any interest of Borrower or such Wholly Owned Subsidiary therein, is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (c) if such Property is owned by a Wholly Owned Subsidiary: (i) none of Borrower's direct or indirect ownership interest in such Wholly Owned Subsidiary is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness and (ii) neither such Wholly Owned Subsidiary, nor any other Wholly Owned Subsidiary through which Borrower holds any indirect interest in such Wholly Owned Subsidiary, is subject to any restriction of any kind which would limit its ability to pay or perform its obligations under the Guaranty required to be delivered hereunder prior to its obligation to pay dividends or make any other distribution on any of such Wholly Owned Subsidiary's capital stock or other securities owned by Borrower or any other Wholly Owned Subsidiary of Borrower; (d) such Property has an Occupancy Rate of at least 80%; and (e) such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Property.

         "Eligible Subsidiary" means any Subsidiary of Borrower other than a Special Purpose Subsidiary.

         "Eligibility Certificate" means the certificate described in Section 4.1(b)(iii) and in the Form of Exhibit H.

         "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C.
Section 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq.; National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "Equity Interest" means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

         "Equity Issuance" means any issuance or sale by a Person of any Equity Interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that are treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Plan" means any employee benefit plan subject to Title I of ERISA.

         "Event of Default" means the occurrence of any of the events specified in Section 9.1, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body; provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Executive Investment Summary" means, to the extent available, the set of information provided to the investment committee of the Borrower in connection with the acquisition of a Property. The Executive Investment Summary shall include, at a minimum, the following information relating to such
Property: (a) a description of such Property, such description to include the age, location, site plan, color photographs (to the extent reasonably available to Borrower) and current occupancy rate of such Property; (b) the purchase price paid or to be paid for such Property; (c) the capitalization rate for such Property; (d) a summary of the existing tenants of such Property; (d) either current operating statements for such Property for the immediately preceding fiscal year and for current fiscal year through the fiscal quarter most recently ending (to the extent reasonably available to Borrower) or pro forma operating statements for such Property (to the extent reasonably available to Borrower); and (e) other demographics and trade information relating to such Property.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Lender on such day on such transactions as reasonably determined by Lender.

         "FIRREA" means the Financial Institution Recovery Reform and Enforcement Act of 1989, as amended.

         "Fixed Charges" means, with respect to a Person and for a given period, the sum of (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all scheduled principal payments on Indebtedness made by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate of all preferred dividends paid or accrued by such Person during such period, plus (d) the Capital Expenditures Reserve for such period.

         "Funds from Operations" means, as of any period for a Person, gross revenues (excluding unforfeited security deposits) of such Person, less all disbursements of such Person characterized as expenses and all proper charges against income, plus depreciation and deferred taxes, reserves and other non-cash charges (except for amortization of deferred finance costs) of such Person; provided, that there shall not be included in such revenues (a) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (b) any gain which is classified as "extraordinary" in accordance with GAAP, (c) any capital gains, or (d) non-recurring items of income (or expense) relating to mergers and potential acquisitions acceptable to Lender in its reasonable discretion. The components of Funds from Operations shall not be increased or decreased by gains or losses from sales of Property. Funds from Operations shall be calculated on a consolidated basis for Borrower and any of its Subsidiaries in accordance with GAAP. Adjustments for Unconsolidated Affiliates will be calculated to reflect Funds from Operations on the same basis.

         "GAAP" means, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to Lender, conforms at the time to generally accepted accounting principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to Lender or where a change therein has been concurred in by such Person's independent auditors, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If there is a change in such accounting practice as to Borrower, then Borrower shall, unless otherwise consented to by Lender, continue to utilize, for the purpose of this Agreement, the accounting practices applicable to Borrower prior to such change.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any Subsidiary, or any of its or their business, operations or properties.

         "Gross Asset Value" means, at a given time, the sum (without duplication) of (a) the sum of the Operating Property Values of Borrower and its Subsidiaries on a consolidated basis at such time, plus (b) all cash and cash equivalents (excluding tenant deposits) of the Borrower and its Subsidiaries at such time provided, however, that restricted cash and cash equivalents, including, without limitation, cash deposited in escrow accounts for taxes and insurance, shall only be included in Gross Asset Value to the extent a liability corresponding thereto is included in the determination of Total Liabilities, plus (c) the current book value of all unimproved real property (other than Development Property) of Borrower and its Subsidiaries on a consolidated basis held for development (provided that the aggregate value of all real property held for development shall not exceed 5% of the Gross Asset Value) plus (d) the current book value of all Development Property of Borrower and its Subsidiaries on a consolidated basis, plus (e) the contractual purchase price of properties subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determining Borrower's Total Liabilities, plus (f) Borrower's Ownership Share of the Operating Property Value of Unconsolidated Affiliates, plus (g) Borrower's Ownership Share of the current book value of all unimproved real property (other than Development Property) of Unconsolidated Affiliates (subject to the percentage limitation set forth in [c] above) plus (h) Borrower's Ownership Share of the current book value of all Development Property.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means all Subsidiaries of Borrower and each other Person who has executed and delivered a Guaranty.

         "Guaranty" means the Guaranty executed by each Guarantor in favor of Lender and substantially in the form of Exhibit A.

         "Hazardous Substances" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TCLP" toxicity, or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; and (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million. However, de minimus amounts of substances which would otherwise be classified as Hazardous Substances and are utilized in the ordinary course of the use of Properties and in accordance with Applicable Laws are not Hazardous Substances for the purpose of this Agreement.

         "Indebtedness" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all Letter of Credit Liabilities of such Person; (e) all Off Balance Sheet Liabilities of such Person; (f) net obligations under any Derivative Contract in an amount equal to the Derivatives Termination Value thereof; and (g) all Indebtedness of other Persons to the extent (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.

         "Intangible Assets" means, with respect to any Person (to the extent reflected in determining stockholders' equity of such Person) (a) deferred charges, (b) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (c) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles.

         "Interest Expense" means, for any Person and for any period, all paid, accrued or capitalized interest expense of such Person (other than capitalized interest funded from a Reserved Construction Loan) for such period and shall include (a) all paid or accrued interest expense in respect of Indebtedness and other liabilities which such Person has Guaranteed or is otherwise obligated whether or not on a recourse basis, (b) such Person's Ownership Share of all paid or accrued interest expense for such period of Unconsolidated Affiliates of such Person, (c) costs related to Derivatives Contracts, and (d) fees and other expenses related to the issuance of letters of credit.

         "Interest Period" means with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such LIBOR Loan and ending on the last day of the period selected by Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, which in each case Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select. In no event shall an Interest Period extend beyond the Maturity Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. In no event shall an Interest Period have a duration of less than one month.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "Issuing Bank" means Lender or an affiliate of Lender, as the issuer of Letters of Credit hereunder.

         "Issuing Bank Fees" means the Fees payable to the Issuing Bank pursuant to the last sentences of Section 3.1(b) and (c).

         "L/C Commitment Amount" means an amount equal to $5,000,000.00.

         "Lending Office" means Lender's office identified as: Wells Fargo Bank, National Association, Disbursement and Operations Center, 2120 East Park Place, Suite 100, El Segundo, California 90245; Attention: Susie Figueroa.

         "Letter of Credit" has the meaning set forth in Section 2.13(a).

         "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

         "Letter of Credit Liabilities" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

         "LIBO Rate" means, with respect to each Interest Period, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) at which deposits in immediately available funds in Dollars as quoted to Lender by its current information service provider (at approximately 9:00 a.m., San Francisco time, two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market, where the Eurodollar operations of Lender are customarily conducted, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest

Period and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates. Each determination of the LIBO Rate by Lender shall, in absence of demonstrable error, be conclusive and binding.

         "LIBOR Loan" means any portion of the Revolving Loan with respect to which the interest rate is calculated by reference to the LIBO Rate for a particular Interest Period.

         "Lien" as applied to the real property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by any such person to grant, give or otherwise convey any of the foregoing.

         "Loan" means a LIBOR Loan or a Base Rate Loan.

         "Loan Documents" means this Agreement, the Revolving Note, each Letter of Credit, each of the Guaranties, any agreement evidencing the fees referred to in Section 3.1(b) and each other document or instrument executed and delivered by any Loan Party in connection with this Agreement or any of the other foregoing documents.

         "Loan Party" means each of Borrower, each Guarantor, and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations.

         "Major Agreements" means, at any time, (a) each Property Management Agreement with respect to a Property and (b) any other agreement which in any way relates to the use, occupancy, operation, maintenance, enjoyment or ownership of a Property, the breach or loss of which would have a Materially Adverse Effect.

         "Materially Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party,
(c) the validity or enforceability of any of such Loan Documents, (d) the rights and remedies of Lender under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Revolving Loan or other amounts payable in connection therewith. Except with respect to representations made or deemed made by Borrower under Article 6 or in any of the other Loan Documents to which any Loan Party is a party, all determinations of materiality shall be made by Lender in its reasonable judgment unless expressly provided otherwise.

         "Maximum Loan Availability" means, at any time, the lesser of (a) the amount, if any, by which (i) the Unencumbered Pool Value divided by 1.85, exceeds (ii) all Unsecured

Indebtedness (other than the Commitment) of Borrower and its Subsidiaries or (b) the amount of the Commitment.

         "Mortgage" means a mortgage, deed of trust or deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien or such interest in real estate as security for the payment of Indebtedness.

         "Net Operating Income" means, for any Property for the period in question, but without duplication, the sum of (a) rents and other revenues received in the ordinary course from such Property (including amounts received from tenants as reimbursements for common area maintenance, taxes and insurance and proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such property, but specifically excluding general overhead expenses of Borrower and any property management fees) minus (c) the Capital Expenditures Reserve for such Property as of the end of such period minus (d) the greater of
(i) the actual property management fee paid during such period and (ii) an imputed management fee determined by multiplying the Applicable Management Fee Percentage (hereinafter defined) times the gross revenues for such Property for such period, in each case determined in accordance with GAAP. The term "Applicable Management Fee Percentage" shall mean, four percent (4.0%) with respect to multi-tenant Properties and one percent (1%) with respect to single-tenant Properties.

         "Non-ERISA Plan" means any Plan subject to Section 4975 of the Internal Revenue Code.

         "Notice of Borrowing" means a notice in the form of Exhibit C to be delivered to Lender by Borrower pursuant to Section 2.2.

         "Notice of Continuation" means a notice in the form of Exhibit D to be delivered to Lender by Borrower pursuant to Section 2.4.

         "Notice of Conversion" means a notice in the form of Exhibit E to be delivered to Lender by Borrower pursuant to Section 2.5.

         "Obligations" means, individually and collectively: (a) the Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; (c) any and all renewals and extensions of any of the foregoing and (d) all other indebtedness, liabilities, obligations, covenants and duties of Borrower owing to Lender and/or the Issuing Bank of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "Occupancy Rate" means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants paying rent pursuant to binding leases as to which no monetary default has occurred and has been continuing for a period of 90 or more days to (b) the aggregate net rentable square footage of such Property.

         "Off Balance Sheet Liabilities" means, with respect to any Person, any obligation or liability that does not appear as a liability on the balance sheet of such Person and that constitutes (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of such Person.

         "Operating Property Value" means, as of a given date and with respect to any Person, such Person's EBITDA for the fiscal quarter most recently ended (including the amortized cash portion of Direct Financing Leases [as defined by GAAP] not already added back to EBITDA, and excluding Net Operating Income from any Property not owned by such Person for the entire fiscal quarter most recently ended and further excluding EBITDA derived from sources other than Property) multiplied by 4 and divided by (i) nine percent (9%) for that portion of EBITDA derived from single-tenant, triple-net leased Properties or (ii) nine and one-half percent (9-1/2%) for that portion of EBITDA derived from multi-tenant Properties, plus the purchase price of any real property acquired during the fiscal quarter most recently ended other than real property upon which construction is then in progress.

         "Ownership Share" means, with respect to any Subsidiary of a Person or any Unconsolidated Affiliate of a Person, the greater of (a) such Person's relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person's relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Distributions" means an amount not exceeding 95% of Borrower's Funds from Operations for the prior four calendar quarters.

         "Permitted Liens" means (a) Liens granted to Lender to secure the Obligations, (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (d) the following to the extent no Lien has been filed in any jurisdiction or agreed to:
(i) Liens for taxes not yet due and payable; or (ii) Liens imposed by mandatory provisions of Applicable Law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness the payment of which is not yet due, (e) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves acceptable to Lender have been provided, (f) Liens expressly permitted under the terms of the Loan Documents, and (g) any extension, renewal or replacement of the foregoing to the extent such Lien as so extended, renewed or replaced would otherwise be permitted hereunder.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code.

         "Property" means real property improved with one or more operating retail properties.

         "Property Management Agreements" means, collectively, all agreements entered into by any Person with a Property Manager pursuant to which such Person engages such Property Manager to advise such Person with respect to the management of a Property.

         "Property Manager" means any Person engaged under a Property Management Agreement to advise the owner of a Property with respect to the management of such Property.

         "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Reimbursement Obligation" means the absolute, unconditional and irrevocable obligation of Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

         "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

         "Reserved Construction Loan" shall mean a construction loan extended to Borrower or any Subsidiary for the purpose of financing construction of a Property in respect of which: (a) no default or event of default exists; (b) interest on such loan has been budgeted to accrue at a rate of not less than the Base Rate at the time the interest reserve account is established; (c) the amount of such budgeted interest has been (i) included in the principal amount of such loan and (ii) segregated into an interest reserve account (which shall include any arrangement whereby loan proceeds equal to such budgeted interest are reserved and only disbursed to make interest payments in respect of such loan); (d) absent an event of default or default, such interest can be paid out of such interest reserve account only for the purpose of making interest payments on such loan; and (e) the amount held in such interest reserve account in respect of such loan, together with the net income, if any, from such Property projected by Lender will be sufficient, as determined by Lender, to pay all Interest Expense on such loan until the date that the Net Operating Income of such Property is anticipated to be sufficient to pay all Interest Expense on such loan.

         "Restricted Payment" means cash payment or other distributions on, or in respect of, any class of stock of, or other equity interest in, a Person, or other payments or transfers made in respect of the redemption, repurchase or acquisition of such stock or equity interest, other than any distribution or other payment payable solely in capital stock of such Person.

         "Revolving Credit Termination Date" means the earlier to occur of (a) September 4, 2004 or (b) the date on which the Commitment is terminated pursuant to Section 9.2.

         "Revolving Loan" means the credit facility evidenced by the Revolving Note.

         "Revolving Note" means the promissory note executed by Borrower, payable to the order of Lender, in the amount of the Commitment and substantially in the form of Exhibit B.

         "Secured Indebtedness" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien on any real property and shall include such Person's Ownership Share of the Secured Indebtedness of any of such Person's Unconsolidated Affiliates.

         "Share" means a transferable unit of beneficial interest in Borrower.

         "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "Special Purpose Subsidiary" means any "single-asset" or "single pool" Subsidiary of the Borrower that has been or may hereafter be formed by the Borrower for the exclusive purposes of obtaining permanent financing from a lender, and owning and operating the assets so financed, and which is prohibited by such lender from providing any guaranty of other Indebtedness.

         "Stated Amount" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

         "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such

Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

         "Substantial Amount" means, at the time of determination thereof, an amount greater than or equal to 15% of the sum of (a) total consolidated assets of Borrower and its Subsidiaries, on a consolidated basis, at such time, plus
(b) accumulated depreciation of Borrower and its Subsidiaries, on a consolidated basis, at such time.

         "Tangible Net Worth" means, for any Person and as of a given date, such Person's total consolidated stockholders' equity plus, in the case of the Borrower, increases in accumulated depreciation and amortization accrued after the Effective Date, minus (to the extent contained in determining stockholders' equity of such Person): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

         "Total Budgeted Costs" means, with respect to any Development Property, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related improvements; (b) a reasonable and appropriate reserve for construction interest; (c) a reasonable and appropriate operating deficit reserve; (d) tenant improvements, (e) leasing commissions and (f) other hard and soft costs associated with the development or redevelopment of such real property. With respect to any real property to be developed in more than one phase, the Total Budgeted Cost shall exclude budgeted costs (other than costs relating to acquisition of land and related improvements) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract has not been entered into by the Borrower, any other Subsidiary or any Unconsolidated Affiliate, as the case may be. For purposes of this definition, Total Budgeted Costs shall, with respect to any real property being developed by an Unconsolidated Affiliate, be equal to the greater of (x) Borrower's or any Subsidiary's Ownership Share of such Unconsolidated Affiliate times the Total Budgeted Costs determined in accordance with the foregoing or
(y) the total amount of Indebtedness related to such real property that Borrower or any Subsidiary has Guaranteed or is otherwise obligated on a recourse basis.

         "Total Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person, including without limitation, Capitalized Lease Obligations and reimbursement obligations with respect to any letter of credit, (b) all accounts payable and accrued expenses of such Person; (c) all purchase and repurchase obligations and forward commitments of such Person to the extent such obligations or commitments are evidenced by a binding purchase agreement (forward commitments shall include without limitation (i) forward equity commitments and (ii) commitments to purchase any real property under development, redevelopment or renovation); (d) all unfunded obligations of such Person; (e) all lease obligations of such Person (including ground leases) to the extent required under GAAP to be classified as a liability on a balance sheet of such Person;
(f) all contingent obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person; (g) all liabilities of any Unconsolidated Affiliate of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis; and (h) such Person's Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person, including Nonrecourse Indebtedness of such Person. For purposes of clauses (c) and (d) of this definition, the amount of Total Liabilities of a Person at any given time in respect of (x) a contract to purchase or otherwise acquire unimproved or fully developed real property shall be equal to (i) the total purchase price payable by such Person under such contract if, at such time, the seller of such real property would be entitled to specifically enforce such contract against such Person, otherwise, (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under such contract which, at such time, would be subject to forfeiture upon termination of the contract and (y) a contract relating to the acquisition of real property which the seller is required to develop or renovate prior to, and as a condition precedent to, such acquisition, shall be equal to
(i) the maximum amount reasonably estimated to be payable by such Person under such contract assuming performance by the seller of its obligations under such contract, which amount shall include, without limitation, any amounts payable after consummation of such acquisition which may be based on certain performance levels or other related criteria if, at such time, the seller of such real property would be entitled to specifically enforce such contract against such Person, otherwise (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under such contract which, at such time, would be subject to forfeiture upon termination of the contract. For purposes of this definition, Total Budgeted Costs shall include the Total Budgeted Costs of Development Properties being developed by third parties with related Indebtedness which such Person Guaranteed or is otherwise obligated.

         "Type" with respect to the Revolving Loan, refers to whether the applicable portion of the Revolving Loan is a LIBOR Loan or a Base Rate Loan.

         "Unconsolidated Affiliate" shall mean, in respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Unencumbered Net Operating Income" means, for any period, the aggregate Net Operating Income for such period for each Property of Borrower or any Subsidiary which satisfies all of the following requirements as determined by Lender: (a) such Property is 100% owned in fee simple by Borrower or a Wholly Owned Subsidiary of Borrower; (b) neither such Property nor any interest of Borrower or such Subsidiary therein, is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness;
(c) if such Property is owned by a Subsidiary: (i) none of Borrower's Ownership Share in such Subsidiary is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness and (ii) neither such Subsidiary, nor any other Subsidiary through which Borrower holds any indirect interest in such Subsidiary, is subject to any restriction of any kind which would limit its ability to pay or perform its obligations under the Guaranty required to be delivered hereunder prior to its obligation to pay dividends or make any other distribution on any of such Subsidiary's capital stock or other securities owned by Borrower or any other Subsidiary of Borrower.

         "Unencumbered Pool Certificate" means a report, certified by the chief financial officer of Borrower in the manner provided for in Exhibit G, setting forth the calculations required to establish the Unencumbered Pool Value as of a specified date, all in form and detail satisfactory to Lender.

         "Unencumbered Pool Properties" means those Eligible Properties that have been approved pursuant to Article 4 for inclusion when calculating the Maximum Loan Availability.

         "Unencumbered Pool Value" means, at any time, the sum of the following amounts as determined for each Unencumbered Pool Property: (a) the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended times (b) 4 and divided by (c) the applicable of (i) nine percent (9%) with respect to Net Operating Income derived from single-tenant, triple-net leased Properties or (ii) nine and one-half percent (9-1/2%) with respect to Net Operating Income derived from multi-tenant Properties. Notwithstanding anything set forth in this definition to the contrary if an Unencumbered Pool Property has been owned for less than one fiscal quarter, then either (i) the purchase price of such Unencumbered Pool Property, or (ii) the aggregate developmental and construction cost of such Unencumbered Pool Property shall be its Unencumbered Pool Value.

         "Unsecured Indebtedness" means, with respect to a Person, all Indebtedness of such Person that is not Secured Indebtedness.

         "Unsecured Interest Expense" means, with respect to a Person and for a given period, all Interest Expense for such period attributable to the Unsecured Indebtedness of such Person.

         Section 1.2 Accounting Terms and Determinations; Covenant Calculations.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

         Section 1.3 Subsidiaries.

         Unless explicitly set forth to the contrary, a reference to "Subsidiary" shall mean a Subsidiary of Borrower and a reference to an "Affiliate" shall mean a reference to an Affiliate of Borrower.

         Section 1.4 Interpretation Generally; Times.

         References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement or any other Loan Document to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, as updated from time to time, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless otherwise indicated, all references to time are references to San Francisco, California time.

                                   ARTICLE 2.

                                 CREDIT FACILITY

         Section 2.1 Making of Revolving Loan.

         (a) Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.1(b), Lender agrees to permit Borrower to make borrowings under the Revolving Loan during the period from and including the Effective Date to but excluding the Revolving Credit Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (a) the Maximum Loan Availability and (b) the Commitment. Each borrowing shall be in an aggregate principal amount of (i) with respect to Base Rate Loans, except with respect to fundings under the Sweep Agreement (hereinafter defined), $100,000.00 and integral multiples of $50,000.00 in excess of that amount (except that any such borrowing of Base Rate Loans may be in the aggregate amount of the unused Commitment) and (ii) with respect to LIBOR Loans, $250,000.00 and integral multiples of $100,000.00 in excess of that amount. Within the foregoing limits and subject to the other terms of this Agreement, Borrower may borrow, repay and reborrow the Revolving Loan.

         (b) Notwithstanding any other term of this Agreement or any other Loan Document, at no time may the aggregate principal amount of all outstanding LIBOR Loans, Base Rate Loans and Letter of Credit Liabilities, exceed the lesser of
(a) Maximum Loan Availability at such time or (b) the Commitment.

         Section 2.2 Requests for Borrowings.

         Not later than 10:00 a.m. at least one Business Day prior to a borrowing of Base Rate Loans and not later than 10:00 a.m. at least three Business Days prior to a borrowing of LIBOR Loans, Borrower shall deliver to Lender a Notice of Borrowing. Each Notice of Borrowing shall specify the principal amount of the Revolving Loans to be borrowed, the date such amount is to be borrowed (which must be a Business Day), the use of the proceeds of such borrowing, the Type of the requested borrowing and if such borrowing is to be a LIBOR Loan, the initial Interest Period for such LIBOR Loan. Each Notice of Borrowing shall be irrevocable once given and binding on Borrower. Prior to delivering a Notice of Borrowing, Borrower may (without specifying whether the borrowing will be a Base Rate Loan or a LIBOR Loan) request that Lender provide Borrower with the most recent LIBO Rate available to Lender. Lender shall provide such quoted rate to Borrower on the date of such request or as soon as possible thereafter.

         Section 2.3 Funding. Promptly after receipt of a Notice of Borrowing, and upon and subject to fulfillment of all applicable conditions set forth herein, Lender shall make available to Borrower at Lender's Lending Office, not later than 11:00 a.m. on the date of the requested borrowing, the proceeds of such borrowing.

         Section 2.4 Continuation.

         So long as no Default shall have occurred and be continuing, Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by Borrower's giving of a Notice of Continuation not later than 10:00 a.m. on the third Business Day prior to the date of any such Continuation by Borrower to Lender. Such notice by Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on Borrower once given. If Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of Borrower to comply with Section 2.5.

         Section 2.5 Conversion.

         So long as no Event of Default shall have occurred and be continuing, Borrower may on any Business Day, upon Borrower's giving of a Notice of Conversion to Lender, Convert the entire amount of all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 10:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on Borrower once given. Each Conversion from a Base Rate Loan to a LIBOR Loan shall be in an amount of not less than $250,000.00 or integral multiples of $100,000.00 in excess of that amount.

         Section 2.6 Interest Rate.

         (a) All Loans. The unpaid principal of each Base Rate Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the Base Rate in effect from day to day. The unpaid principal of each LIBOR Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period therefor.

         (b) Default Rate. Notwithstanding the immediately preceding subsection
(a), or any other provision of this Agreement to the contrary, effective immediately upon the occurrence and during the continuance of any Event of Default, the outstanding principal balance of the Loans and all Reimbursement Obligations, and to the extent permitted by Applicable Law any interest payments on the Loans not paid when due, shall bear interest payable on demand until paid at the lesser of the Maximum Rate or the Base Rate from time to time in effect plus four percent (4.0%).

         Section 2.7 Special Provisions for LIBOR Loans.

         (a) Inadequacy of LIBOR Pricing. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate for any Interest Period:

                  (i) Lender reasonably determines, which determination shall be conclusive, absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                  (ii) Lender reasonably determines, which determination shall be conclusive, absent manifest error, that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequately to cover the cost to Lender of making or maintaining LIBOR Loans for such Interest Period;

then Lender shall give Borrower prompt notice thereof and, so long as such condition remains in effect, Lender shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Base Rate Loans into LIBOR Loans and Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan in accordance with Section 2.5.

         (b) Number of Interest Periods. Anything herein to the contrary notwithstanding, there shall not be outstanding at any one time more than six
(6) Interest Periods.

         (c) Illegality of LIBOR Loans. If, after the date of this Agreement, the adoption of any Applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make, maintain or fund LIBOR Loans, Lender shall forthwith give notice thereof to Borrower. Before giving any notice pursuant to this subsection, Lender shall designate a different LIBOR lending office if such designation will avoid the need for giving such notice and will not be otherwise materially disadvantageous to Lender (as determined in the reasonable judgment of Lender). Upon receipt of such notice, Borrower shall Convert Lender's LIBOR Loans to Base Rate Loans, on either (i) the last day of the then-current Interest Period applicable to such LIBOR Loan if Lender may lawfully continue to maintain and fund such LIBOR Loan to such day or (ii) immediately if Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day.

         (d) Consequential Losses. Borrower shall indemnify Lender against any Consequential Loss incurred by Lender as a result of (i) any failure to fulfill, on or before the date specified for such Loan in the applicable Notice of Borrowing, the conditions to such Loan set forth herein, or (ii) Borrower's requesting that a Base Rate Loan not be Converted into a LIBOR Loan on the date specified for such Conversion in a Notice of Conversion, (iii) Borrower's requesting that a LIBOR Loan not be Continued on the date specified for such Continuation in a Notice of Continuation or (iv) Borrower's requesting that a LIBOR Loan not be made on the date specified for such LIBOR Loan in the Notice of Borrowing. A certificate of Lender establishing the amount due from Borrower according to the preceding sentence, together with a description in reasonable detail of the manner in which such amount has been calculated, shall be prima facie evidence thereof.

         (e) Increased Costs for LIBOR Loans. If, after the date hereof, any Governmental Authority, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender or shall impose on Lender (or its eurodollar lending office) or the interbank eurodollar market any other condition affecting its LIBOR Loans, the Revolving Note or Lender's obligation to make LIBOR Loans; and the result of any of the foregoing is to increase the cost to Lender of making or maintaining LIBOR Loans, or to reduce the amount of any sum received or receivable by Lender under this Agreement, or under the Revolving Note, by an amount reasonably deemed by Lender to be material, then, within five days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will (i) notify Borrower of any event occurring after the date of this Agreement which will entitle Lender to compensation pursuant to this subsection as promptly as practicable (but in any event within 120 days) after Lender obtains actual knowledge of such event, and Borrower shall not be liable for any such increased costs that accrue between the date such notification is required to be given and the date it was actually given and (ii) use good faith and reasonable efforts to designate a different lending office for Lender's LIBOR Loans if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of Lender, be materially disadvantageous to Lender. A certificate of Lender claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be prima facie evidence thereof.

         (f) Effect on Base Rate Loans. If notice has been given pursuant to
Section 2.7(a) or (c) requiring LIBOR Loans of Lender to be repaid or Converted, then unless and until Lender notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Loans shall be Base Rate Loans. If Lender notifies Borrower that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select LIBOR Loans.

         (g) Payments Not at End of Interest Period. If Borrower makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, then Borrower shall reimburse Lender on demand the Consequential Loss incurred by Lender as a result of the timing of such payment. A certificate of Lender setting forth in reasonable detail the basis for the determination of the amount of Consequential Loss shall be delivered to Borrower by Lender and shall, in the absence of demonstrable error, be conclusive and binding. Any Conversion of a LIBOR Loan to a Base Rate Loan on any day other than the last day of the Interest Period for such LIBOR Loan shall be deemed a payment for purposes of this subsection.

         Section 2.8 Capital Adequacy.

         If, after the date hereof, Lender shall have reasonably determined that either (a) the adoption of any law, rule, regulation or guideline of general applicability regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (b) compliance by Lender (or any lending office of Lender) with any request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its or Borrower's obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount reasonably deemed by Lender to be material, then from time to time, Lender may notify Borrower, which notice shall include a calculation and a reference to the law, rule or regulation. Within 120 days thereafter, Borrower shall either (i) pay to Lender such additional amount or amounts as will adequately compensate Lender for such reduction effective with the 121st day, or (ii) payoff the Loans. Lender will notify Borrower of any such determination which will entitle Lender to compensation pursuant to this subsection as promptly as practicable (but in any event within 120 days) after Lender obtains actual knowledge of the event or condition prompting Lender to make such determination. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, together with the description of the manner in which such amounts have been calculated, shall be prima facie evidence thereof. In determining such amount, Lender may use any reasonable averaging and attribution methods.

         Section 2.9 Repayment of Loans.

         (a) All accrued and unpaid interest on the unpaid principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, (ii) on the Revolving Credit Termination Date and (iii) on any date on which the principal balance of such Loan is due and payable in full.

         (b) The aggregate outstanding principal balance of Revolving Loan shall be due and payable in full on the Revolving Credit Termination Date.

         (c) Borrower may, upon at least one Business Day's prior notice to Lender, prepay any Loan in whole at any time, or from time to time in part in an amount equal to $100,000.00 or integral multiples of $50,000.00 in excess of that amount, by paying the principal amount to be prepaid. If Borrower shall prepay the principal of any LIBOR Loan on any date other than the last day of the Interest Period applicable thereto, Borrower shall pay the amounts, if any, due under Section 2.7(d).

         (d) If at any time the aggregate principal amount of all outstanding principal balances of LIBOR Loans and Base Rate Loans, together with the aggregate amount of Letter of Credit Liabilities, exceeds the aggregate amount of the Commitment, Borrower shall promptly upon demand pay to Lender the amount of such excess. If at any time the aggregate outstanding principal balances of LIBOR Loans and Base Rate Loans together with the aggregate amount of all Letter of Credit Liabilities, exceeds the Maximum Loan Availability, then Borrower shall, within 10 days of Borrower obtaining actual knowledge of the occurrence of such excess, deliver to Lender a written plan acceptable to Lender to eliminate such excess (whether by designation of additional Properties as Unencumbered Pool Properties, by Borrower repaying an appropriate amount of Loans, or otherwise). If such excess is not eliminated within 30 days of Borrower obtaining actual knowledge of the occurrence thereof, then the entire outstanding principal balance of all Loans and all accrued interest thereon, together with an amount equal to all Letter of Credit Liabilities for deposit into the Collateral Account, shall be immediately due and payable in full.

         (e) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Revolving Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to Lender at its Lending Office, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). All payments to be made by Borrower to the Issuing Bank under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Issuing Bank, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The parties agree that if Borrower makes any payment due hereunder after 11:00 a.m. but before 5:00 p.m. on the date such payment is due, such late payment shall not constitute a Default under Section 9.1(a) but shall nevertheless for all other purposes, including but not limited to, the calculation of interest and any fees payable pursuant to Section 3.1, be deemed to have been paid as of the next succeeding Business Day as provided in the applicable parenthetical phrase of the preceding sentences. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

         Section 2.10 Voluntary Reductions of the Commitment.

         Borrower may terminate or reduce the aggregate unused amount of the Commitment (for which purpose use of the Commitment shall be deemed to include the aggregate amount of all Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than three Business Days prior notice to Lender of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitment shall not be less than $100,000.00 and integral multiples of $50,000.00 in excess of that amount) and shall be irrevocable once given and effective only upon receipt by Lender; provided, however, that if Borrower seeks to reduce the Commitment below $5,000,000.00, then the Commitment shall be reduced to zero and except as otherwise provided herein, the provisions of this Agreement shall terminate. The Commitment, once reduced pursuant to this Section, may not be increased. Borrower shall pay all interest and other costs on the Loans accrued to the date of such reduction or termination of the Commitment of Lender.

         Section 2.11 Credit Sweep Account.

         Borrower wishes to establish an automatic debit/credit sweep between the Revolving Loan and Account No. 4311786339 (the "Sweep Account"). Subject to the terms of this Section, the terms of the sweep shall be governed by that certain Master Agreement for Treasury Management Services Agreement, dated May 18, 2000, by and between Borrower and Lender (the "Sweep Agreement"). Borrower hereby authorizes Lender, at the close of each business day, to make disbursements from the Loan for deposit into the Sweep Account and/or to withdraw funds from the Sweep Account to pay, in whole or in part, the outstanding principal balance on the Revolving Loan. Lender may accept changes to these instructions only by written request from one of the following persons:
H. Kerr Taylor, Chad Braun and Jim O'Neill. Borrower hereby represents (i) that Lender may rely and act upon any written request from any such individuals and
(ii) that the sweep specified above has been duly authorized by all necessary entity approvals. Borrower further hereby irrevocably grants, pledges and assigns to Lender, as additional security for the Loan, all monies now or hereafter deposited in the Sweep Account. Finally, notwithstanding anything in the Sweep Agreement to the contrary, Borrower agrees that Lender may immediately terminate the sweep relationship upon any Default under the Loan Documents and/or, whether or not there has been a Default under the Loan Documents, upon seven (7) days prior written notice to Borrower.

         Section 2.12 Revolving Note.

         The obligation of Borrower to repay the Revolving Loan shall, in addition to this Agreement, be evidenced by the Revolving Note.

         Section 2.13 Letters of Credit.

         (a) Subject to the terms and conditions of this Agreement including, without limitation, Section 2.1(b), Lender agrees to cause the Issuing Bank to issue for the account of Borrower during the period from and including the Effective Date to, but excluding, the Revolving Credit Termination Date one or more letters of credit (each a "Letter of Credit") in such form and containing such terms as may be requested from time to time by Borrower and acceptable to the Issuing Bank and Lender, up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount.

         (b) At the time of issuance, the amount, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank, Lender and Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the Revolving Credit Termination Date, (ii) a Letter of Credit have an initial duration in excess of one year, (iii) a Letter of Credit contain an automatic renewal clause or (iv) a Letter of Credit be issued within 30 days of the Revolving Credit Termination Date. The initial Stated Amount of each Letter of Credit shall be at least $100,000.00.

         (c) In connection with the proposed issuance of a Letter of Credit, Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit (i) the proposed initial Stated Amount, (ii) the beneficiary, (iii) whether such Letter of Credit is a commercial or standby letter of credit and (iv) the proposed expiration date. Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, standby letter of credit agreements, applications for amendment to letter of credit, and other forms as requested from time to time by Lender or the Issuing Bank. Provided Borrower has given the notice prescribed by the first sentence of this subsection and Borrower has executed and delivered to Lender and the Issuing Bank the agreements, applications and other forms as required by the immediately preceding sentence of this subsection, and subject to the terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article 5., Lender agrees to cause the Issuing Bank to issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date five (5) Business Days following the date after which each of Lender and the Issuing Bank received the items required to be delivered to it under this subsection. Upon the written request of Borrower, Lender shall deliver to Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of the Letter of Credit Document shall control.

         (d) Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, Lender shall promptly notify Borrower of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

         (e) Unless Borrower shall elect to otherwise satisfy such Reimbursement Obligation, such reimbursement shall, subject to satisfaction of the conditions in Section 5.1 and Section 5.2 hereof and to the Maximum Loan Availability (after adjustment to reflect elimination of the corresponding Reimbursement Obligation), automatically be made by a borrowing under the Revolving Loans.

         (f) In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under other letters of credit it has issued and making payments under such other letters of credit. Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank, nor Lender shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit, or the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank or Lender. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Issuing Bank any liability to Borrower or Lender. In this connection, the obligation of Borrower to reimburse the Issuing Bank for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (ii) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (iii) the existence of any claim, setoff, defense or other right which Borrower may have at any time against the Issuing Bank, Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (iv) any breach of contract or dispute between Borrower, the Issuing Bank, Lender or any other Person; (v) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (vi) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (vii) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (viii) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of Borrower's Reimbursement Obligations.

         (g) The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) Lender shall have consented thereto.

         (h) Upon the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Stated Amount of such Letter of Credit plus any related Reimbursement Obligations then outstanding.

         (i) If on the date (the "Facility Termination Date") this Agreement is terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) any Letters of Credit are outstanding, Borrower shall, on the Facility Termination Date, pay to Lender an amount of money equal to the Stated Amount of such Letter(s) of Credit, together with the amount of any fees which would otherwise be payable by Borrower to Lender or the Issuing Bank in respect of such Letters of Credit but for the occurrence of the Facility Termination Date for deposit into the Collateral Account. If at any time the aggregate Stated Amount of all outstanding Letters of Credit shall exceed the L/C Commitment Amount then in effect, Borrower shall pay to Lender for deposit into the Collateral Account an amount equal to such excess. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, Borrower authorizes Lender to disburse to the Issuing Bank the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing. If no drawing occurs on or prior to the expiration date of any such Letter of Credit, Lender shall return to Borrower the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date 10 Business Days after the expiration date with respect to the Letter of Credit.

         (j) If as a result of the adoption of any Applicable Law or guideline of general applicability regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or if as a result of any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority, there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or of Lender purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations
in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or Lender, Borrower shall pay immediately to the Issuing Bank or Lender, as applicable, from time to time as specified by the Issuing Bank or Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or Lender for such increased costs or reductions in amount.

                                   ARTICLE 3.

                             GENERAL LOAN PROVISIONS

         Section 3.1 Fees.

         (a) Upon the execution of this Agreement, Borrower shall pay to the Lender a credit facility fee equal to $50,000.00.

         (b) Borrower agrees to pay to Lender such reasonable fees for services rendered by Lender as shall be separately agreed upon between Borrower and Lender. Borrower agrees to pay to the Issuing Bank such reasonable fees for services rendered by the Issuing Bank as shall be separately agreed upon between Borrower and the Issuing Bank from time to time.

         (c) Borrower agrees to pay to Lender a letter of credit fee at a rate per annum equal to the product obtained by multiplying the then Applicable Margin for LIBOR Loans times the Stated Amount of each Letter of Credit on the date of issuance of such Letter of Credit and on each anniversary of the date of issuance thereof until such Letter of Credit has expired. The fee provided for in the immediately preceding sentence shall be nonrefundable. Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

         Section 3.2 Computation of Interest and Fees.

         Interest on the Loans and the Letter of Credit Liabilities and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day of a period).

         Section 3.3 Limitation of Interest.

         (a) It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law) governing the maximum rate or amount of interest payable on the Revolving Note or the Related Indebtedness. If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Revolving Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of the Revolving Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Revolving Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Revolving Note and/or the Related Indebtedness (or, if the Revolving Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Revolving Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Revolving Note has been paid in full before the end of the stated term of the Revolving Note, then Borrower and Lender agrees that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Revolving Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Revolving Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by the Revolving Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Revolving Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Revolving Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Revolving Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Revolving Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. Borrower and Lender hereby agree that any and all suits alleging the contracting for, charging or receiving of usurious interest shall lie in Harris County, Texas, and each irrevocably waives the right to venue in any other county.

         (b) As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Revolving Note and the other Loan Documents. As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Revolving Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term "Related Indebtedness" shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Revolving Note.

         (c) To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Revolving Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

         (d) Notwithstanding anything in the Revolving Note to the contrary, if at any time (i) the interest rate provided for under the Revolving Note or any other Loan Document (the "Stated Rate"), and (ii) the Charges computed over the full term of the Revolving Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate; provided, however, that any subsequent reduction in the Stated Rate shall not cause a reduction of the rate of interest payable hereunder below the Maximum Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Stated Rate if such interest rate had at all times been in effect. Changes in the Stated Rate resulting from a fluctuations in the rates used to calculate the Stated Rate shall be subject to the provisions of this paragraph.

         Section 3.4 Statements of Account.

         Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by Lender shall be prima facie evidence thereof. The failure of Lender to maintain or deliver such a statement of accounts shall not relieve or discharge Borrower from its obligations hereunder.

         Section 3.5 Lender's Reliance.

         Neither Lender, nor the Issuing Bank, shall incur any liability to Borrower for acting upon any telephonic notice permitted under this Agreement which Lender or the Issuing Bank believes reasonably and in good faith to have been given by an individual authorized to deliver a Notice of Borrowing, Notice of Conversion, Notice of Continuation, a request for issuance of a Letter of Credit or an Extension Request on behalf of Borrower.

                                   ARTICLE 4.

                          UNENCUMBERED POOL PROPERTIES

         Section 4.1 Acceptance of Unencumbered Pool Properties

         (a) Existing Unencumbered Pool Properties. Subject to compliance with the terms and conditions of Section 5.1, Lender has accepted the Properties listed on Schedule 4.1 as of the date hereof as Unencumbered Pool Properties.

         (b) Submission of Additional Properties. If Borrower desires that Lender accept an additional Property as an Unencumbered Pool Property, Borrower shall so notify Lender in writing. No Property will be evaluated by Lender unless it is an Eligible Property, and unless and until Borrower delivers to Lender the following, in form and substance satisfactory to Lender:

                  (i) An Executive Investment Summary in a form acceptable to the Lender;

                  (ii) An Unencumbered Pool Certificate setting forth (A) on a pro forma basis the Maximum Loan Availability, assuming that such Property is accepted as an Unencumbered Pool Property; (B) the Occupancy Rate of such Property, and (C) the aggregate Occupancy Rate of all Unencumbered Pool Properties, assuming that such Property is accepted as an Unencumbered Pool Property; and

                  (iii) Copies of most recent environmental report, Borrower's current title policy and a current survey applicable to such Property to the extent same are available to Borrower; and

                  (iv) An Eligibility Certificate executed by the chief financial officer or controller of Borrower (which officer shall be authorized to execute such certificate) in the form of Exhibit H attached hereto.

Following receipt of the foregoing items (i) through (iii) for such Property, Lender will, within thirty (30) days after receipt of, review such documents and information from Borrower (the "Review Period") take one of the following actions: (I) notify Borrower of Lender's approval of the Property as an Unencumbered Pool Property or (II) request from Borrower further information relating to such Property in accordance with the following paragraph. If none of the foregoing actions is taken by Lender prior to the expiration of the Review Period, Lender shall be deemed to have accepted such Property as an Unencumbered Pool Property.

         At any time during the Review Period, Lender may request that Borrower furnish additional information regarding the additional property. If a request is made for such further information by Lender during the Review Period, Borrower shall promptly (but in any event within ten (10) days of receipt of such request) deliver the requested information to Lender. Lender shall then have twenty (20) days (the "Extended Review Period") after receipt from Borrower of the requested information to notify Borrower of its acceptance or rejection of such Property. If Lender notifies the Borrower of its rejection of such Property, such Property shall not be accepted as an Unencumbered Pool Property under this subsection (b). If Lender fails to notify Borrower prior to the expiration of the Extended Review Period, Lender shall be deemed to have accepted such Property as Unencumbered Pool Property.

         Section 4.2 Termination of Designation as Unencumbered Pool Property.

         From time to time Borrower may request, upon not less than 30 days prior written notice to Lender, that an Unencumbered Pool Property cease to be an Unencumbered Pool Property. Lender shall grant such request if all of the following conditions are satisfied:

         (a) no Default or Event of Default shall have occurred and be continuing both at the time of such request and immediately after giving effect to such request; and

         (b) Borrower shall have delivered to Lender an Unencumbered Pool Certificate demonstrating on a pro forma basis, and Lender shall have determined, that the outstanding principal balance of the Loans, together with the aggregate amount of Letter of Credit Liabilities, will not exceed the Maximum Loan Availability after giving effect to such request and any prepayment to be made and/or the acceptance of any Property as an additional or replacement Unencumbered Pool Property to be given concurrently with such request.

         Section 4.3 Additional Requirements of Unencumbered Pool Properties.

         (a) The aggregate Occupancy Rate of all Unencumbered Pool Properties, when determined on a combined basis, shall at all times equal or exceed 90% and no single Unencumbered Pool Property shall have an Occupancy Rate of less than 80%.

         (b) A Property shall cease to be an Unencumbered Pool Property if it shall cease to be an Eligible Property.

         (c) If a tenant of an Unencumbered Pool Property, while paying rent, has not actually occupied the Property for 90 days, such Tenant's space shall, for the purpose of determining Occupancy Rate, be deemed unoccupied.

         (d) No single-tenant Unencumbered Pool Property (other than those leased by Footstar) shall constitute greater than 10% of the total value of the Unencumbered Pool Properties, and no single-tenant Unencumbered Pool Property leased by Footstar shall constitute greater than 15% of the total value of the Unencumbered Pool Properties.

         (e) No multi-tenant Unencumbered Pool Property shall constitute greater than 15% of the total value of the Unencumbered Pool Properties.

         (f) No single tenant (other than Footstar) leasing one or more of the Unencumbered Pool Properties can be the source of Net Operating Income which is greater than 10% of the aggregate Net Operating Income for all Unencumbered Pool Properties, and Footstar shall not be the source of Net Operating Income which is greater than 15% of the aggregate Net Operating Income for all Unencumbered Pool Properties.

                                   ARTICLE 5.
                                   CONDITIONS

         Section 5.1 Conditions Precedent to Effectiveness.

         The effectiveness of this Agreement and the obligation of Lender to make any Loans to Borrower or to cause the Issuing Bank to issue any Letters of Credit in accordance with the terms hereof are subject to the condition precedent that Borrower deliver to Lender each of the following, each of which shall be in form and substance reasonably satisfactory to Lender:

         (a) counterparts of this Agreement and all other Loan Documents executed by the parties hereto;

         (b) the Revolving Note executed by Borrower, payable to Lender and complying with the terms of Section 2.12;

         (c) the Guaranty executed by each Guarantor;

         (d) an opinion of counsel to the Loan Parties, and addressed to Lender in substantially the form of Exhibit F;

         (e) a certified copy of the Bylaws of Borrower;

         (f) a certificate of incumbency signed by the Secretary or Assistant Secretary of Borrower with respect to each of the officers of Borrower authorized to execute and deliver the Loan Documents to which Borrower is a party;

         (g) certified copies (certified by the Secretary or Assistant Secretary of Borrower) of all action taken by Borrower's Board of Directors to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (h) certified copy (certified by the Secretary or Assistant Secretary of Borrower) of the Amended and Restated Declaration of Trust of Borrower as filed in Harris County, Texas;

         (i) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Guarantor certified as of a recent date by the Secretary of State of the State of formation of such Guarantor;

         (j) a Certificate of Good Standing or certificate of similar meaning with respect to each Guarantor issued as of a recent date by the Secretary of State of the State of formation of each such Guarantor and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which each such Guarantor is required to be so qualified;

         (k) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Guarantor authorized to execute and deliver the Loan Documents to which such Guarantor is a party;

         (l) copies certified by the Secretary or Assistant Secretary of each Guarantor (or other individual performing similar functions) of (i) the by-laws of such Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (m) an Unencumbered Pool Certificate calculated as of the date hereof;

         (n) the fees then due under Section 3.1;

         (o) such other documents and instruments as Lender may reasonably request.

         Section 5.2 Conditions Precedent to Loans and Issuance of Letters of Credit.

         The obligation of Lender to make any Loans or to cause the Issuing Bank to issue Letters of Credit is subject to the condition precedent that the following conditions be satisfied in the judgment of Lender:

         (a) in the case of Loans, timely receipt by Lender of a Notice of Borrowing;

         (b) the proposed use of proceeds of such Loans or proposed use of such Letter of Credit, as the case may be, set forth in the Notice of Borrowing is consistent with the provisions of Section 7.8.;

         (c) Since the date of the most recent financial statements of Borrower or Guarantors delivered to Lender, nothing shall have occurred which would or could have a Materially Adverse Effect on Borrower or any Guarantor;

         (d) immediately before and after the making of such Loans or the issuance of such Letter of Credit, as applicable, no Default (including without limitation the existence of the condition described in Section 2.1(b)) or Event of Default shall have occurred and be continuing; and

         (e) the representations and warranties of Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents to which any of them is a party shall be true in all material respects on and as of the date of the making of such Loans or issuance of such Letter of Credit, as applicable, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of each Notice of Borrowing, the making of each Loan and the issuance of each Letter of Credit shall constitute a certification by Borrower to Lender and the Issuing Bank that the statements in the immediately preceding clauses (b) through (e) are true.

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants, to the best of its knowledge and belief (limited to the current actual knowledge, after due inquiry, of H. Kerr Taylor, Chad Braun and Jim O'Neill), to Lender and the Issuing Bank as follows:

         Section 6.1 Existence and Power.

         Borrower is a Texas Real Estate Investment Trust duly formed and validly existing under the laws of the State of Texas and is qualified as a real estate investment trust under Section 856 of the Internal Revenue Code. Each of Borrower's Subsidiaries is a corporation or other applicable legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of Borrower and its Subsidiaries has all requisite power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified and is in good standing as a foreign corporation or other applicable legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Materially Adverse Effect.

         Section 6.2 Ownership Structure.

         Schedule 6.2. correctly sets forth the corporate structure and ownership interests of Borrower and all of its Subsidiaries as of the date hereof, including the correct legal name of Borrower and each such Subsidiary, and Borrower's relative equity interest in each such Subsidiary.

         Section 6.3 Authorization of Agreement, Revolving Notes, Loan Documents and Borrowings.

         Each Loan Party has the right and power, and has taken all necessary action to authorize it, to borrow hereunder (in the case of Borrower) and to execute, deliver and perform the Loan Documents to which it is or is to be a party, in accordance with their respective terms and to consummate the transactions contemplated. Each of the Loan Documents has been (and when executed and delivered in connection with this Agreement will be) duly executed and delivered by the duly authorized officers of each Loan Party a party thereto and each is (and each other Loan Document when executed and delivered in connection with this Agreement will be) a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

         Section 6.4 Compliance of Agreement, Revolving Notes, Loan Documents and Borrowing with Laws, etc.

         The execution, delivery and performance of the Loan Documents in accordance with their respective terms and the borrowing of Loans hereunder do not and will not, by the passage of time, the giving of notice or otherwise (a) require any Governmental Approval, or violate any Applicable Law relating to any Loan Party, the failure to possess or to comply with which would have a Materially Adverse Effect; (b) conflict with, result in a breach of or constitute a default under the declaration of trust of Borrower, the articles of incorporation, articles of organization, partnership agreement or other comparable instrument of any other Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect; or (c) result in or require the creation or imposition of any Lien upon or with respect to any Unencumbered Pool Property other than Permitted Liens.

         Section 6.5 Compliance with Law; Governmental Approvals.

         Each of Borrower and its Subsidiaries is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which (if Borrower has actual knowledge of such Applicable Law or Governmental Approval) adequate reserves have been established on the books of Borrower or such Subsidiary, as applicable.

         Section 6.6 Indebtedness and Guarantees.

         Schedule 6.6. is a complete and correct listing of all Indebtedness and Guarantees of Borrower and the other Loan Parties as of the date hereof. Each Loan Party has performed and is in compliance with all of the terms of such Indebtedness and such Guarantees and all instruments and agreements relating thereto in all material respects, and no default or event of default, or event or condition which with the giving of notice, the lapse of time or otherwise, would constitute such a default or event of default, exists with respect to any such Indebtedness or Guarantees.

         Section 6.7 Property Management Agreements and Other Major Agreements.

         Schedule 6.7 sets forth all Property Management Agreements and other Major Agreements to which Borrower is a party or otherwise relating to any of the Unencumbered Pool Properties as of the date hereof. All Property Management Agreements and other Major Agreements are in full force and effect and to Borrower's knowledge no default or event of default exists under any of such agreements.

         Section 6.8 Absence of Defaults.

         Neither Borrower nor any Guarantor is in default under its declaration of trust, articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent document, and no event has occurred, which has not been remedied, cured or waived (a) which constitutes a Default or an Event of Default; or (b) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute, a default or event of default by Borrower, any Guarantor or any other Loan Party under any material agreement (other than this Agreement) or judgment, decree or order to which Borrower, any Guarantor or any other Loan Party is a party or by which Borrower or any of its properties may be bound.

         Section 6.9 Financial Information.

         The consolidated balance sheets of Borrower as of June 30, 2003 and the related statements of earnings, stockholders' equity and cash flows for the three month period, then ending, copies of which have been delivered to Lender, fairly present, in conformity with GAAP, the financial position of Borrower and its Subsidiaries, on a consolidated basis, as of such date and its results of operations and cash flows for such fiscal period. Since June 30, 2003, and with reference to such date, no change has occurred which could or would have a Materially Adverse Effect.

         Section 6.10 Litigation.

         There is no action, suit or proceeding pending against, or to the knowledge of Borrower threatened against or affecting, Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) which would reasonably be expected to have a Materially Adverse Effect or (b) which in any manner draws into question the validity of any Loan Document.

         Section 6.11 ERISA.

         No Loan Party maintains, and has at any time maintained, any Plan subject to the provisions of ERISA and is, and has at any time been, a member of any ERISA Group with any Person that has at any time maintained any such Plan.

         Section 6.12 Taxes.

         (a) As of the date hereof, no United States Federal income tax returns of the "affiliated group" (as defined in the Internal Revenue Code) of which Borrower is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them except for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.

         (b) Borrower is in compliance with all conditions imposed under the Internal Revenue Code to allow Borrower to maintain its status as a REIT.

         Section 6.13 Investment Company Act; Public Utility Holding Company
Act.

         Neither Borrower nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

         Section 6.14 Full Disclosure.

         All written information furnished by or on behalf of Borrower to Lender or Issuing Bank for purposes of or in connection with this Agreement and the other Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of Borrower or any Subsidiary to Lender or Issuing Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified and does not, and will not, fail to state any material facts necessary to make the statements contained therein not misleading. Borrower has disclosed to Lender in writing any and all facts known to Borrower which, to the extent Borrower can now reasonably foresee, could or would have a Materially Adverse Effect.

         Section 6.15 Insurance.

         Schedule 6.15. sets forth a true and correct description of the insurance coverage maintained by or on behalf of each Loan Party currently in effect.

         Section 6.16 Not Plan Assets.

         The respective assets of Borrower and each other Loan Party do not and will not constitute "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts thereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

         Section 6.17 Title and Liens.

         Each of Borrower and its Subsidiaries has good, indefeasible and legal title to, or a valid leasehold interest in, (a) its respective Properties and
(b) its other assets, except in the case of this clause (b) where the failure to have such title to its other assets could not reasonably be expected to have a Materially Adverse Effect. Each of the Unencumbered Pool Properties is free and clear of all Liens except for Permitted Liens.

         Section 6.18 Unencumbered Pool Properties.

         Each of the Unencumbered Pool Properties qualifies as an Eligible Property.

         Section 6.19 Margin Stock.

         Neither Borrower nor any of its Subsidiaries is engaged principally in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation T, U or X.

         Section 6.20 Solvency.

         Borrower and the other Loan Parties are Solvent and will remain Solvent after giving effect to the execution and delivery of each Loan Document to which any is a party, the initial disbursement of Loans hereunder and the payment and accrual of all fees then payable under this Agreement or any of the other Loan Documents.

         Section 6.21 Tax Shelter Regulations.

         Neither the Borrower, any Guarantor, any non-borrower trustor, nor any Subsidiary of any of the foregoing intends to treat the Revolving Loan or the transactions contemplated by this Agreement and other Loan Documents as being a "reportable transaction" (within the meaning of

Treasury Regulation Section 1.6011-4). If the Borrower, or any other Loan Party determines to take any action inconsistent with such intention, the Borrower will promptly notify the Lender thereof. If the Borrower so notifies the Lender, the Borrower acknowledges that Lender may treat the Revolving Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable Loan Party as required by such Treasury Regulation.

                                   ARTICLE 7.
                                    COVENANTS

         Borrower agrees that, so long as Lender has any Commitment hereunder or any Obligation remains unpaid:

         Section 7.1 Information.

         Borrower will deliver to Lender:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower as of the end of such fiscal year and the related consolidated statements of funds from operations, earnings, cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all (other than any statement of funds from operations) prepared in a manner acceptable to Lender by independent public accountants of nationally recognized standing acceptable to Lender, together with internally prepared cash flow projections for the ensuing fiscal year reported in a manner acceptable to Lender;

         (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower as of the end of such quarter and the related consolidated statements of funds from Operations or earnings, stockholders' equity, cash flows for such quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, together with forward looking cash flow and balance sheet projections for the next four fiscal quarters of Borrower, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP (subject to absence of full footnote disclosures and other than the statement of funds from operations) and consistency by the chief financial officer or controller of Borrower (which officer shall be authorized to so certify such statements);

         (c) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clauses (a) and (b), a certificate of the chief financial officer or controller of Borrower (which officer shall be authorized to execute such certificate) (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article 8 on the date of such financial statements, (ii) stating whether any Default or Event of Default is known to Borrower on the date of such certificate and, if any Default or Event of Default is then known to Borrower, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, and (iii) setting forth a schedule of all Contingent Obligations of Borrower as of the date of such financial statements;

         (d) as soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower, an Unencumbered Pool Certificate setting forth the information to be contained therein as of the last day of such fiscal quarter;

         (e) within 45 days after the end of each fiscal quarter of Borrower, a summary statement of Net Operating Income and occupancy rates for each Unencumbered Pool Property; provided, as to any specific Property, Lender shall have the right to require Borrower to deliver such information on a monthly basis;

         (f) within 45 days after the end of each fiscal quarter of Borrower, a current rent roll for each Unencumbered Pool Property; provided, as to any specific Property, Lender shall have the right to require Borrower to deliver such information on a monthly basis;

         (g) within 45 days after the beginning of each calendar year, a projected cash flow statement of Borrower and its Subsidiaries, in a form satisfactory to Lender, for such calendar year, prepared on a quarterly basis and setting forth the estimates and assumptions (including without limitation, with respect to costs, revenues, general economic conditions, seasonal variations, financial and market conditions and results of operations) on which such projections are based;

         (h) no later than 30 days before the end of each fiscal year of Borrower, a property budget for each Unencumbered Pool Property for the coming fiscal year of Borrower;

         (i) promptly upon receipt thereof, copies of all management reports relating to the financial condition of Borrower submitted to Borrower or its Board of Trustees by Borrower's independent public accountants;

         (j) within ten days after H. Kerr Taylor, Chad Braun, Jim O'Neill or other officer of Borrower with the rank of Executive Vice President or higher obtains knowledge of any Default or Event of Default, a certificate of the chief financial officer or controller of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

         (k) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports, offering memoranda and proxy statements so mailed;

         (l) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports, if any, which Borrower or any of its Subsidiaries which it directly or indirectly controls shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

         (m) if requested by Lender, promptly upon the release thereof, copies of all press releases of Borrower and any of its Subsidiaries which it directly or indirectly controls;

         (n) promptly upon obtaining knowledge thereof, a description in reasonable detail of (i) any action, suit or proceeding commenced against Borrower, any of its Subsidiaries or any of the Unencumbered Pool Properties which is reasonably likely to have a Materially Adverse Effect, and (ii) any change which would or could have a Materially Adverse Effect on any of the Unencumbered Pool Properties, including, without limitation, any contract or agreement regarding the sale, transfer, mortgage or other encumbrance relating thereto or any default of any major tenant under any lease thereof;

         (o) within 45 days after the end of each fiscal quarter of Borrower, any change in the composition of Borrower's board of trustees and prompt written notice of any change in the senior management personnel of Borrower;

         (p) written notice of the acquisition, incorporation or other creation of any Subsidiary after the date hereof, such notice to be given within 10 Business Days of such acquisition, incorporation or other creation; and

         (q) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries or any Property as Lender may reasonably request.

         Section 7.2 Payment of Obligations.

         Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings unless the contest thereof would have a Materially Adverse Effect, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same. Borrower has paid or will pay (or has caused to be paid or will be caused to be paid) in full (except for such retainages as may be permitted or required by any Applicable Law to be withheld pending completion of any improvements) all sums by Borrower or its Subsidiaries owing or claimed from Borrower or such Subsidiaries for labor, material, supplies, personal property (whether or not a fixture) and services of every kind and character used, furnished or installed in or on any Pool Property and no claim for same exists or will be permitted to be created, except where the same may be contested in good faith by appropriate proceedings unless the contest thereof would have a Materially Adverse Effect, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         Section 7.3 Maintenance of Property; Insurance.

         (a) Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear and insured casualty losses excepted.

         (b) Borrower will maintain, and will cause each Subsidiary to maintain insurance coverage in such amounts and with respect to such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry. Borrower may cause such insurance to be provided by the tenant of a Property. In addition to the foregoing, Borrower shall maintain insurance as may be required under the other Loan Documents. Borrower will deliver to Lender (i) upon request of Lender from time to time full information as to the insurance carried, (ii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by Borrower.

         Section 7.4 Conduct of Business; Maintenance of Existence; Qualification; Amendment of Declaration of Trust.

         (a) Borrower will only engage in the business of acquiring, developing, owning, managing and operating single-tenant and multi-tenant retail properties, together with related business activities and investments incidental thereto.

         (b) Subject to Section 7.7, Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the merger of a Subsidiary into Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (ii) the dissolution of a Subsidiary if (A) Borrower's board of trustees has determined that such dissolution is in the best interest of Borrower, (B) such dissolution will not be materially disadvantageous to Lender and (C) such dissolution will not have a Materially Adverse Effect.

         (c) Borrower will, and will cause each Subsidiary to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have a Materially Adverse Effect.

         (d) Borrower shall not amend, supplement, restate or otherwise modify its declaration of trust without the prior written consent of Lender unless such amendment, supplement or other modification (i) is required under or as a result of the Internal Revenue Code or other Applicable Law, (ii) is required or prudent to maintain Borrower's status as a REIT, or (iii) does not affect the operation or management of Borrower, the rights and obligations of any party thereto or any other material provision of the document.

         Section 7.5 Compliance with Laws.

         Borrower will comply, and cause each Subsidiary to comply, with all Applicable Laws, including without limitation, all Environmental Laws and ERISA and the rules and regulations thereunder, except where compliance therewith is contested in good faith by appropriate proceedings or the failure to so comply would not have a Materially Adverse Effect.

         Section 7.6 Inspection of Property, Books and Records.

         Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in Borrower's presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and with reasonable notice so long as no Event of Default shall have occurred and be continuing. All inspections of Properties are subject to the rights of tenants in possession of the Properties.

         Section 7.7 Consolidations, Mergers, Acquisitions and Sales of
Assets.

         Borrower shall not, and shall not permit any Subsidiary to (a) consolidate or merge with or into, acquire a Substantial Amount of the assets of, or make any Investment of a Substantial Amount in, any other Person or (b) sell, lease or otherwise transfer, directly or indirectly, and whether by one or a series of related transactions, a Substantial Amount of its assets (including capital stock or other securities of Subsidiaries) to any other Person without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed and (i) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (ii) in the case of a consolidation or merger by Borrower or a Subsidiary, Borrower or such Subsidiary, as applicable, is the survivor thereof and (iii) at the time Borrower requests Lender's consent, Borrower shall have delivered to Lender a Compliance Certificate, calculated on a pro forma basis, evidencing Borrower's continued compliance with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Article 8, after giving effect to such consolidation, merger, acquisition, Investment, sale, lease or other transfer.

         Section 7.8 Use of Proceeds and Letters of Credit.

         Borrower will only use the proceeds of the Loans made under this Agreement (a) for the payment of pre-development and development costs incurred in connection with a Development Property; (b) to finance acquisitions permitted under Section 8.6; (c) to finance the repayment of Indebtedness of Borrower; (d) to finance acquisitions of unimproved real estate intended to become a Development Property; (e) to make Investments permitted by this Agreement; (f) to finance tenant improvements at the Properties and (g) to provide for the general working capital needs of Borrower. Borrower will not use any proceeds of the Loans for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations T, U and X if such use would result in a violation of any of Regulations T, U and X. Borrower will use the Letters of Credit only for the same purposes for which it may use the proceeds of Loans.

         Section 7.9 Major Agreements.

         Borrower shall, and shall cause each other Loan Party to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon Borrower or such other Loan Party under any Major Agreement. Without Lender's prior written consent, Borrower shall not do or knowingly permit to be done anything to impair materially the value of any of the Major Agreements; provided, Borrower may terminate a Major Agreement so long as Borrower enters into a materially comparable replacement agreement.

         Section 7.10 Major Construction.

         Borrower shall give Lender not less than 60-days' prior written notice before commencing any construction, remodeling or demolition project or series of related projects with respect to an Eligible Property of Borrower or any Subsidiary, the aggregate cost of which will exceed $250,000. If (a) any such project would reasonably be expected to have a Materially Adverse Effect or (b) the aggregate cost of such project will exceed $2,000,000, then Borrower or such Subsidiary, as applicable, shall not commence such project without the prior written consent of Lender, which approval shall not be unreasonably withheld, conditioned or delayed, and will be deemed granted if no written denial is received within 60 days after written notice to Lender of the project together with an adequate description of the project which is reasonably acceptable to Lender.

         Section 7.11 Material Events.

         Borrower shall give Lender not less than 30-day's prior written notice of any material acquisitions, dispositions, mergers or asset purchases and shall, with the giving of such notice, deliver a Compliance Certificate evidencing that Borrower will, after giving effect to such proposed acquisition, disposition, merger or asset purchase, be in compliance with its covenants under this Agreement.

         Section 7.12 ERISA.

         Borrower will not and will not permit any Subsidiary to at any time maintain any Plan subject to the provisions of ERISA and will not at any time be a member of any ERISA Group with any Person that has at any time maintained any such Plan.

         Section 7.13 ERISA Exemptions.

         Borrower shall not, and shall not permit any of its Subsidiaries to, permit any of its assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or any Non-ERISA Plan.

         Section 7.14 Negative Pledge.

         Borrower will not, and will not permit any Subsidiary to, (a) create, assume or suffer to exist any Lien on any asset of Borrower or any Subsidiary, except for Permitted Liens, without Lender's prior written approval which may be granted or withheld in Lender's sole and absolute discretion; or (b) create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary: (i) if such Subsidiary is a Loan Party, to pay or perform its obligations under the Guaranty to which it is a party prior to its obligation to pay dividends or make any other distribution on any of such Subsidiary's capital stock or other securities owned by Borrower or any Subsidiary of Borrower; (ii) to pay any Indebtedness owed to Borrower or any other Subsidiary; (iii) to make loans or advances to Borrower or any other Subsidiary; or (iv) to transfer any of its property or assets to Borrower or any other Subsidiary.

         Section 7.15 Listing Status and REIT Status.

         Borrower will maintain its status as an American Stock Exchange listed company and shall at all times be qualified as a real estate investment trust pursuant to Section 856 of the Internal Revenue Code.

         Section 7.16 Agreements with Affiliates.

         Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction requiring such Person to pay any amounts to or otherwise transfer property to, or pay any management or other fees to, any Affiliate other than on terms and conditions (a) substantially as favorable to Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's length transaction with a Person not an Affiliate or (b) which comply with the requirements of the Statement of Policy for Real Estate Investment Trusts promulgated by the North American Security Administrators Association, as amended from time to time.

         Section 7.17 New Subsidiaries.

         Upon any Person becoming an Eligible Subsidiary of Borrower after the date hereof, Borrower shall cause such Eligible Subsidiary to deliver to Lender within 15 days of such event each of the following items (if not previously delivered to Lender):

         (a) an accession agreement in the form of Annex I to the Guaranty duly executed by such Eligible Subsidiary;

         (b) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such Eligible Subsidiary certified as of a recent date by the Secretary of State of the State of formation of such Eligible Subsidiary;

         (c) a Certificate of Good Standing or certificate of similar meaning with respect to such Eligible Subsidiary issued as of a recent date by the Secretary of State of the State of formation of such Eligible Subsidiary and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Eligible Subsidiary is required to be so qualified;

         (d) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Eligible Subsidiary with respect to each of the officers of such Eligible Subsidiary authorized to execute and deliver the Loan Documents to which such Guarantor is a party;

         (e) copies certified by the Secretary or Assistant Secretary of such Eligible Subsidiary (or other individual performing similar functions) of
(i) the by-laws of such Eligible Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Eligible Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (f) an opinion of legal counsel to such Eligible Subsidiary, regarding the due formation and good standing of such Subsidiary, the enforceability of the Loan Documents to which it is a party, and such other matters as Lender shall request; and

         (g) such other documents and instruments as Lender may reasonably request.

         Section 7.18  Management.

         Should either Kerr Taylor or Chad Braun cease to be a member of the board of trustees and/or an executive officer of Borrower, Borrower shall replace such vacancy with a person reasonably acceptable to Lender within 90 days after the vacancy shall occur.

         Section 7.19  Concentrations.

         At no time shall Borrower and its Subsidiaries, on a consolidated basis, derive more than 15% of its aggregate Net Operating Income from any single tenant (other than IHOP Corp. and its Subsidiaries ["IHOP"]) nor, prior to December 31, 2003, more than 40% of its aggregate Net Operating Income from IHOP nor, after December 31, 2003, more than 35% of its aggregate Net Operating Income from IHOP. Any tenant entities whose financial reporting is, in accordance with GAAP, consolidated shall, for the purposes of the foregoing covenant, be deemed a "single tenant."

                                   ARTICLE 8.
                               FINANCIAL COVENANTS

         Borrower agrees that, so long as Lender has any Commitments hereunder or any Obligation remains unpaid:

         Section 8.1 Minimum Tangible Net Worth.

         Borrower shall not at any time permit the Tangible Net Worth of Borrower and its Subsidiaries, on a consolidated basis, to be less than (a) $33,739,570.00, plus (b) 90% of the amount of proceeds in cash or Property (net of transaction costs) received by Borrower from the sale or issuance by Borrower of Shares, options, warrants or other Equity Interests of any class or character after June 30, 2003.

         Section 8.2 Ratio of Total Liabilities to Gross Asset Value.

         Borrower shall not at any time permit the ratio of (a) Total Liabilities of Borrower and its Subsidiaries, on a consolidated basis, to (b) Gross Asset Value of Borrower and its Consolidated Subsidiaries to exceed (i)
0.575 for the period from the Effective Date until December 31, 2003 and (ii)
0.55 to 1.00 for all time periods thereafter.

         Section 8.3 Distributions.

         If an Event of Default under any of Sections 9.1(a), 9.1(h) or 9.1(i) shall have occurred and be continuing, Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments. If any other Event of Default shall have occurred and be continuing, Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments except that Borrower may make distributions to its shareholders in the minimum amount necessary to maintain compliance with Section
7.15. If no Event of Default, or any Event of Default other than those specified above, shall have occurred and be continuing, Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments other than Permitted Distributions.

         Section 8.4 Ratio of EBITDA to Interest Expense.

         Borrower shall not permit the ratio of (a) EBITDA of Borrower and its Subsidiaries, on a consolidated basis, to (b) Interest Expense of Borrower and its Subsidiaries, on a consolidated basis, for any fiscal quarter to be less than 2.00 to 1.00 at the end of such quarter.

         Section 8.5 Ratio of EBITDA to Fixed Charges.

         Borrower shall not permit the ratio of (a) EBITDA of Borrower and its Subsidiaries, on a Consolidated Basis, to (b) the Fixed Charges of Borrower and its Subsidiaries, on a consolidated basis, for any fiscal quarter to be less than 1.75 to 1.00 for such quarter.

         Section 8.6 Permitted Investments.

         Borrower shall not, and shall not permit any Subsidiary to, make any Investment in or otherwise own the following items which would cause the value of such holdings of Borrower and its Subsidiaries, on a consolidated basis, to exceed the following percentages of Gross Asset Value:

                  (i) unimproved real estate (excluding Development Property) such that the aggregate book value of all such unimproved real estate exceeds 5% of Gross Asset Value;

                  (ii) Mortgages in favor of Borrower or such Subsidiary, such that the aggregate book value of Indebtedness secured by such Mortgages exceeds 5% of Gross Asset Value;

                  (iii) Investments in Equity Interests (other than Equity Interests in Subsidiaries and Unconsolidated Affiliates), such that the aggregate book value of such Equity Interests exceeds 5% of Gross Asset Value;

                  (iv) Development Property, such that the Total Budgeted Costs for all such Development Properties exceeds 10% of Gross Asset Value;

                  (v) Non-retail improved real estate such that the aggregate book value of all such non-retail improved real estate exceeds 5% of Gross Asset Value;

                  (vi) Investments in Subsidiaries (other than Wholly-Owned Subsidiaries) and Unconsolidated Affiliates such that the aggregate of Borrower's Ownership Share in such entities exceeds 5% of Gross Asset Value.

The aggregate of all of the foregoing items shall not exceed 20% of Gross Asset Value. For the purposes of the determining the value of any of the foregoing items which are non-income producing (such as unimproved real estate) such items will be valued at the lower of their acquisition cost or market value (as determined by Lender in its reasonable discretion).

         Section 8.7 Ratio of Unencumbered Net Operating Income to Unsecured Interest Expense.

         Borrower shall not permit the ratio of (a) Unencumbered Net Operating Income of Borrower and its Subsidiaries, on a consolidated basis, to (b) Unsecured Interest Expense of Borrower and its Subsidiaries, on a consolidated basis, for any fiscal quarter to be less than 2.25:1.00 for such quarter.

         Section 8.8 Ratio of Secured Indebtedness to Gross Asset Value.

         Borrower will not permit the ratio of (a) Secured Indebtedness of Borrower and its Subsidiaries, on a consolidated basis, to (b) Gross Asset Value to exceed 0.35 to 1.0.

         Section 8.9 Maximum Loan Availability.

         Borrower will not at any time permit the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, to exceed the lesser of (a) Maximum Loan Availability at such time, or (b) the Commitment.

                                   ARTICLE 9.
                                    DEFAULTS

         Section 9.1 Events of Default.

         If one or more of the following events shall have occurred and be continuing:

         (a) (i) Borrower shall fail to pay when due any Reimbursement Obligation or any principal of any Loan or other Obligation, or (ii) Borrower shall fail to pay when due any interest, fees or other Obligation and such failure under this clause (ii) shall continue for a period of five days after notice that such payment is due and payable;

         (b) Borrower shall fail to observe or perform any covenant or agreement contained in Section 7.7, Sections 7.12 through 7.15, inclusive or
Section 8.9;

         (c) Borrower shall fail to comply with any of the covenants or agreements contained in Article 8 (other than Section 8.9), and Borrower shall remain in noncompliance with any such Section after 30 days following the first failure following the Effective Date to comply with such Section;

         (d) Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding clauses (a) through (c)) for a period of 30 days after written notice thereof has been given to Borrower by Lender;

         (e) An Event of Default under and as defined in any Loan Document shall occur and be continuing or Borrower shall fail to observe or perform any covenant or agreement contained in any of the Loan Documents and such failure shall continue beyond any applicable period of grace;

         (f) any representation, warranty, certification or statement made or deemed made by or on behalf of any Loan Party in this Agreement or in any certificate, financial statement or other Loan Document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made or deemed made;

         (g) the maturity of any Indebtedness of Borrower or its Subsidiaries in excess of $500,000.00 in the aggregate shall have been (i) accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness or (ii) required to be prepaid in full prior to the stated maturity thereof;

         (h) Borrower or any other Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (i) an involuntary case or other proceeding shall be commenced against Borrower or any other Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any such Person under the federal bankruptcy laws as now or hereafter in effect;

         (j) a judgment or order for the payment of money in excess of $50,000.00 shall be rendered against Borrower or any other Loan Party and such judgment or order shall continue unsatisfied and unstayed for a period of thirty days;

         (k) the assets of Borrower or any other Loan Party at any time constitute assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan; or

         (l) any Guarantor shall fail to comply with any term, covenant, condition or agreement contained in the Guaranty (after giving effect to any applicable grace or cure periods) or any Guarantor shall disallow, revoke or terminate or attempt to do any of the foregoing with respect to the Guaranty.

         Section 9.2 Remedies Upon an Event of Default.

         Upon the occurrence of an Event of Default, and in every such event, Lender may, (i) by notice to Borrower terminate the Commitments, which shall thereupon terminate, (ii) by notice to Borrower declare the Loan and all other Obligations and an amount equal to the Stated Amount of all Letters of Credit then outstanding due, and the Loan and all other Obligations and an amount equal to the Stated Amount of all Letters of Credit then outstanding shall thereupon become, immediately due and payable without presentment, demand, protest or notice of intention to accelerate, all of which are hereby waived by Borrower; and (iii) exercise all rights and remedies available under all of the Loan Documents. Notwithstanding the foregoing, upon the occurrence of any of the Events of Default specified in clause (h) or (i) above, without any notice to Borrower or any other act by Lender, the Commitment shall thereupon immediately and automatically terminate and the Loans and all other Obligations and an amount equal to the Stated Amount of all Letters of Credit then outstanding shall become immediately due and payable without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower.

         Section 9.3 Additional Remedies Upon Certain Default.

         In addition to the other rights and remedies of Lender upon the occurrence and during the continuance of a Default, upon the occurrence and during the continuance of a Default under Section 9.1(c), Lender shall not be obligated to make any Loans or issue any Letters of Credit.

         Section 9.4 Collateral Account.

         (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Borrower hereby pledges and grants to Lender, for the benefit of the Issuing Bank and Lender as provided herein, a security interest in all of Borrower's right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by Lender as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.

         (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by Lender in such investments as Lender shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of Lender. Lender shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which Lender accords other funds deposited with Lender, it being understood that Lender shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

         (c) If an Event of Default shall have occurred and be continuing, Lender may (and, if instructed by the Issuing Bank, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities then due and payable.

         (d) When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, Lender shall promptly deliver to Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

         (e) Borrower shall pay to Lender from time to time such fees as Lender normally charges for similar services in connection with Lender's administration of the Collateral Account and investments and reinvestments of funds therein.

                                  ARTICLE 10.
                                  MISCELLANEOUS

         Section 10.1 Notices.

         All notices, requests and other communications to any party under the Loan Documents shall be in writing (including facsimile transmission or similar writing) and shall be given to such party as follows:

                  If to Borrower:

                  AmREIT
                  Eight Greenway Plaza, Suite 824
                  Houston, Texas 77046
                  Attention: Mr. Kerr Taylor
                  Telecopier: (713) 850-0498
                  Telephone:  (713) 850-1400

                  With a copy of any notice of default to:

                  Wilson, Cribbs & Goren, P.C.
                  2500 Fannin
                  Houston, Texas 77002
                  Attn: Reid C. Wilson
                  Telecopier: (713) 229-8824
                  Telephone:  (713) 222-9000

                  If to Lender:

                  Wells Fargo Bank, National Association
                  Disbursement and Operations Center
                  2120 East Park Place, Suite 100
                  El Segundo, California 90245
                  Attention: Susie Figueroa
                  Telecopier: (310) 615-1014
                  Telephone:  (310) 335-9462

                  with a copy to:

                  Wells Fargo Bank, National Association
                  1000 Louisiana, 4th Floor
                  Houston, Texas 77002-5093
                  Attention: Mr. Robert Bain
                  Telecopier: (713) 739-1077
                  Telephone:  (713) 319-1417

or as to each party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the United States Mail, certified with return receipt requested, postage prepaid, addressed as aforesaid or (b) if given by any other means (including facsimile), when received at the applicable address provided for in this Section; provided that notices to Lender under Article 2, and any notice of a change of address for notices, shall not be effective until received.

         Section 10.2 No Waivers.

         No failure or delay by Lender or the Issuing Bank in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 10.3 Expenses.

         Borrower will pay on demand all present and future reasonable expenses actually incurred by Persons who are not employees of, and other third parties engaged by:

         (a) Lender in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, the Revolving Note and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, appraisers' fees, environment engineers' fees, search fees, recording fees, mortgage recording taxes, and the reasonable fees and disbursements of Winstead Sechrest & Minick P.C., counsel for Lender;

         (b) Lender in connection with the review of Properties for acceptance as Unencumbered Pool Properties and Lender's other activities under
Section 4.1, including reasonable fees and disbursements of counsel to Lender;

         (c) Lender in connection with the negotiation, preparation, execution and delivery of any waiver, amendment or consent by Lender relating to this Agreement, the Revolving Note or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to Lender;

         (d) Lender and Issuing Bank in connection with any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Revolving Note and the other Loan Documents, including the reasonable fees and disbursements of counsel to Lender;

         (e) Lender and Issuing Bank, after the occurrence of a Default or Event of Default, in connection with the collection or enforcement of the obligations of Borrower under this Agreement, the Revolving Note or any other Loan Document, including the reasonable fees and disbursements of counsel to Lender and Issuing Bank;

         (f) Subject to any limitation contained in Section 10.6, Lender and Issuing Bank in connection with prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Revolving Note or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to Lender and Issuing Bank and of experts and other consultants retained by Lender in connection therewith;

         (g) Lender and Issuing Bank, to the extent not already covered by any of the preceding subsections, in connection with any bankruptcy or other proceeding of the type described in Sections 9.1(h) or (i), and the reasonable fees and disbursements of counsel to Lender and Issuing Bank actually incurred in connection with the representation of Lender and Issuing Bank in any matter relating to or arising out of any such proceeding, including without limitation
(i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to Lender and Issuing Bank and (iii) the negotiation and preparation of any plan of reorganization of Borrower, whether proposed by Borrower, Lender or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

         Section 10.4 Stamp, Intangible and Recording Taxes.

         Borrower will pay any and all stamp, intangible, registration, recordation, mortgage and similar taxes, fees or charges and shall indemnify Lender and Issuing Bank against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Revolving Note and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

         Section 10.5 Loan Sales and Participations; Disclosure of Information.

         Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender's sole discretion ("Participant"). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Properties and their operation; (b) any party connected with the Loan (including, without limitation, the Borrower and any Guarantor); and/or (c) any lending relationship other than the Loans which Lender may have with any party connected with the Loans. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

         Section 10.6 Indemnification.

         Borrower shall and hereby agrees to indemnify, defend and hold harmless Lender and Issuing Bank and their respective directors, officers, agents and employees (each an "Indemnified Party") from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses reasonably incurred by any of them (except to the extent that it results from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to: (i) this Agreement or the transactions contemplated thereby;
(ii) the making of Loans; (iii) any actual or proposed use by Borrower of the proceeds of the Loans or of Letters of Credit; or (iv) Lender's or Issuing Bank's entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other similar action taken by Borrower, Lender or Issuing Bank in connection with the required compliance by Borrower or any of the Subsidiaries, or any of their respective properties, with any federal, state or local Environmental Laws or other material environmental rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its other obligations set forth in this Agreement and the other Loan Documents. Borrower shall not be obligated as provided in this Section to indemnify, defend or hold harmless any Indemnified Person in respect of any litigation, investigation, claim or proceeding commenced by any Indemnified Party against another Indemnified Party.

         Section 10.7 Successors and Assigns.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Lender.

         Section 10.8 Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         Section 10.9 Litigation.

         (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG BORROWER, LENDER OR ISSUING BANK WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LENDER, ISSUING BANK AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST BORROWER ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG BORROWER, LENDER OR ISSUING BANK OF ANY KIND OR NATURE.

         (b) BORROWER, LENDER AND ISSUING BANK EACH HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS OR, AT THE OPTION OF LENDER, ANY STATE COURT LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWER, LENDER OR ISSUING BANK PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS

SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY LENDER OR ISSUING BANK OR THE ENFORCEMENT BY LENDER OR ISSUING BANK OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

         Section 10.10 Counterparts; Integration.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the other Loan Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         Section 10.11 Invalid Provisions.

         Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and effect and the effect thereof shall be confined to the provision held invalid or illegal.

         Section 10.12 Mandatory Disclosures.

         Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, with regard to the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

         Section 10.13 Limitation of Liability of Trustees, Etc.

         LENDER SHALL LOOK SOLELY TO BORROWER FOR THE ENFORCEMENT OF ANY CLAIM AGAINST BORROWER AND ACCORDINGLY NEITHER THE BORROWER'S BOARD OF TRUSTEES, OFFICERS, EMPLOYEES, SHAREHOLDERS OF BORROWER NOR THE INVESTMENT MANAGER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR SHAREHOLDERS SHALL HAVE ANY PERSONAL LIABILITY FOR OBLIGATIONS ENTERED INTO BY OR ON BEHALF OF BORROWER.

         Section 10.14 ENTIRE AGREEMENT.

         THIS REVOLVING CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           BORROWER:

                                           AmREIT,
                                           a Texas Real Estate Investment Trust

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                           [Signatures Continued on Next Page]

                                           WELLS FARGO BANK, NATIONAL

                                           ASSOCIATION

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                FORM OF GUARANTY

         THIS GUARANTY dated as of ____________, 2003, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a "Guarantor" and collectively, the "Guarantors") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender") under that certain Revolving Credit Agreement dated as of _______________, 2003, by and between AmREIT, a Texas Real Estate Investment Trust ("Borrower") (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement").

         WHEREAS, pursuant to the Credit Agreement, Lender has agreed to extend certain financial accommodations to Borrower;

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of financial accommodations under the Credit Agreement that the Guarantors execute and deliver this Guaranty;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

         Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Guaranteed Obligations"): (a) all indebtedness and obligations owing by the Borrower to Lender or the Issuing Bank under or in connection with the Credit Agreement and any other Loan Document to which the Borrower is a party, including without limitation, the repayment of all principal of the Revolving Loan, all Reimbursement Obligations and all other Letter of Credit Liabilities, and the payment of all interest, Fees, charges, reasonable and actual attorneys fees and other amounts payable to Lender or the Issuing Bank thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable and actual attorneys' fees and disbursements that are incurred by the Lender or the Issuing Bank in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

         Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, neither Lender nor the Issuing Bank shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy Lender or the Issuing Bank may have against Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against Borrower, any other Loan Party or any other Person in any court or other tribunal, (b) to make any claim in a liquidation or bankruptcy of Borrower, any other Loan Party or any other Person; or (c) to make demand of Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by Lender or the Issuing Bank which may secure any of the Guaranteed Obligations.

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                                                                       EXHIBIT A
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

         Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender or the Issuing Bank with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

         (a) (i) any change in the amount, interest rate or due date or other term of any of the Guaranteed Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations,
(iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guaranteed Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

         (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

         (c) any furnishing to the Lender or the Issuing Bank of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

         (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower or any other Loan Party,

         (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

         (f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

         (g) any application of sums paid by the Borrower, any other Loan Party or any other Person with respect to the liabilities of the Borrower to Lender, or the Issuing Bank, regardless of what liabilities of the Borrower remain unpaid;

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

         (h) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

         (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Guarantor hereunder

         Section 4. Action with Respect to Guaranteed Obligations. Lender and the Issuing Bank may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or the interest rate that may accrue on any of the Guaranteed Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guaranteed Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as the Lender shall elect.

         Section 5. Representations and Warranties. Each Guarantor hereby makes to the Lender all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

         Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

         Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice or acceptance hereof or any presentment, demand, protest or notice or any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

         Section 8. Inability to Accelerate Loan. If either Lender or the Issuing Bank is prevented from demanding or accelerating payment of any of the Guaranteed Obligations by reason of any automatic stay or otherwise, Lender or the Issuing Bank shall be entitled to receive from such Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

         Section 9. Reinstatement of Guaranteed Obligations. If claim is ever made on Lender or the Issuing Bank for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and Lender or the Issuing Bank repays all or part of said amount by reason of
(a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such

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

claim effected by Lender or the Issuing Bank with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to Lender or the Issuing Bank for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to Lender or the Issuing Bank.

         Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account or the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guaranteed Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of Lender and the Issuing Bank and shall forthwith pay such amount to Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by Lender as collateral security for any Guaranteed Obligations existing.

         Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any Governmental Authority, or any Applicable Law promulgated thereby), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to Lender and the Issuing Bank such additional amount as will result in the receipt by Lender and the Issuing Bank of the full amount payable hereunder had such deduction or withholding not occurred or been required.

         Section 12. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of Lender and the Issuing Bank that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Guaranteed Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by set-off or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guaranteed Obligations have been indefeasibly paid in full.

         Section 13. Avoidance Provisions. It is the intent of each Guarantor, Lender and the Issuing Bank that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of

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

the Guarantor hereunder (or any other obligations of the Guarantor to Lender and the Issuing Bank) to be avoidable or unenforceable against the Guarantor in such Proceeding as a result of Applicable Law, including, without limitation, (a)
Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statue applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to Lender and the Issuing Bank) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of the Guarantor to Lender and the Issuing Bank), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of Lender and the Issuing Bank hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against Lender and the Issuing Bank that would not otherwise be available to such Person under the Avoidance Provisions.

         Section 14. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither Lender nor the Issuing Bank shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

         Section 15. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         Section 16. WAIVER OF JURY TRIAL.

         (a) EACH GUARANTOR, LENDER AND THE ISSUING BANK BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, LENDER AND THE ISSUING BANK WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, THE GUARANTOR, AND LENDER AND THE ISSUING BANK BY ACCEPTING THE BENEFITS HEREOF, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST SUCH GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG SUCH GUARANTOR, LENDER OR THE ISSUING BANK OF ANY KIND OR NATURE.

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

         (b) EACH GUARANTOR, LENDER AND THE ISSUING BANK EACH HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS OR, AT THE OPTION OF LENDER, ANY STATE COURT LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG GUARANTOR, LENDER OR THE ISSUING BANK, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE GUARANTEED OBLIGATIONS OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY LENDER OR THE ISSUING BANK OR THE ENFORCEMENT BY LENDER OR THE ISSUING BANK OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

         Section 17. Loan Accounts. Lender and the Issuing Bank may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guaranteed Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guaranteed Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of the outstanding amount of such Guaranteed Obligations and the amounts paid and payable with respect thereto. The failure of Lender or the Issuing Bank to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

         Section 18. Waiver of Remedies. No delay or failure on the part of Lender or the Issuing Bank in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by Lender or the Issuing Bank of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

         Section 19. Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Obligations and the termination or cancellation of the Credit Agreement.

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

         Section 20. Successors and Assigns. Each reference herein to Lender or the Issuing Bank shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. Lender and the Issuing Bank may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guaranteed Obligations, or grant or sell participation in any Guaranteed Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by Lender or the Issuing Bank to any assignee or participant (or any prospective assignee or participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person.

         Section 21. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF EACH GUARANTOR HEREUNDER SHALL BE JOINT AND SEVERAL AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE "GUARANTEED OBLIGATIONS" AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

         Section 22. Amendments. This Guaranty may not be amended except in writing signed by Lender and each Guarantor.

         Section 23. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to Lender at its Lending Office, not later than 11:00 a.m., on the date one Business Day after demand therefor.

         Section 24. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to Lender or the Issuing Bank at its address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or
(iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

         Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

         Section 27. Definitions.

         (a)      For the purposes of this Guaranty:

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

         "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts;
(ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

         (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

         Section 28. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

         [Signatures on Next Page]

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

         IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

                                           [GUARANTOR]

                                           By:__________________________________
                                           Name_________________________________
                                           Title:_______________________________

                                           Address for Notices:

                                           _____________________________________
                                           _____________________________________
                                           _____________________________________
                                           Attention:___________________________
                                           Telecopier: (___)____________________
                                           Telephone: (___)_____________________

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                                                                       EXHIBIT A
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

                                     ANNEX I

                           FORM OF ACCESSION AGREEMENT

         THIS ACCESSION AGREEMENT dated as of _________, _______, executed and delivered by ________________, a (the "New Guarantor") in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender") under that certain Revolving Credit Agreement dated as of ____________, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), by and between AmREIT, a Texas Real Estate Investment Trust ("Borrower").

         WHEREAS, pursuant to the Credit Agreement, Lender and the Issuing Bank have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

         WHEREAS, the Borrower owns, directly or indirectly, ___% of the issued and outstanding capital stock of; or other equity interest in, the New Guarantor;

         WHEREAS, the Borrower, the New Guarantor and the other Subsidiaries of the Borrower though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from Lender and the Issuing Bank through their collective efforts;

         WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from Lender and the Issuing Bank making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower's obligations to Lender and the Issuing Bank on the terms and conditions contained herein, and

         WHEREAS, the New Guarantor's execution and delivery of this Agreement is a condition to Lender and the Issuing Bank continuing to make such financial accommodations to the Borrower.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

         Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a "Guarantor" under that certain Guaranty dated as of _____________, 2003 (the "Guaranty"), made by each Subsidiary a party thereto in favor of Lender and the Issuing Bank and assumes all obligations of a "Guarantor" thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

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

         (a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guaranteed Obligations;

         (b) makes to Lender and the Issuing Bank as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

         (c) consents and agrees to each provision set forth in the Guaranty.

         Section 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

         Section 4. ENTIRE AGREEMENT. THIS ACCESSION AGREEMENT, TOGETHER WITH THE GUARANTY, CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

                            [Signatures on Next Page]

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

         IN WITNESS WHEREOF, the new Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

                                           [NEW GUARANTOR]

                                           By:__________________________________
                                           Name_________________________________
                                           Title:_______________________________

                                           ATTEST:

                                           By:__________________________________
                                           Name_________________________________
                                           Title:_______________________________

                                           Address for Notices:
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________
                                           Attention:___________________________
                                           Telecopier: (___)____________________
                                           Telephone: (___)_____________________

Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender

By:________________________________________
Name:______________________________________
Title:_____________________________________

                                                                FORM OF GUARANTY
                                                                       EXHIBIT A
                                                                       PAGE A-12

                             FORM OF REVOLVING NOTE

$20,000,000.00               Houston, Texas                   ____________, 2003

         FOR VALUE RECEIVED, the undersigned, AmREIT, a Texas Real Estate Investment Trust ("Borrower"), hereby unconditionally promises to pay to the order of Wells Fargo Bank, National Association (the "Lender"), at its Lending Office at Wells Fargo Bank, National Association, Disbursement and Operations Center, 2120 East Park Place, Suite 100, El Segundo, California 90245 or at such other address as may be specified by Lender to Borrower, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or such lesser amount as may be the then outstanding and unpaid balance of all the Loans made by Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (hereinafter defined).

         The Borrower further agrees to pay interest at said Lending Office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

         This Revolving Note is the "Revolving Note" referred to in that certain Revolving Credit Agreement dated as of ___________, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between the Borrower and Lender, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Loans by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events. This Revolving Note renews, extends and modifies the indebtedness evidenced by that certain Third Amended and Restated Promissory Note dated August 20, 2002, executed by Borrower to the order of Lender in the maximum principal amount of $20,000,000.00.

         It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law) governing the maximum rate or amount of interest payable on this Revolving Note or the Related Indebtedness (hereinafter defined). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Revolving Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of this Revolving Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Revolving Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all

                                                          FORM OF REVOLVING NOTE
                                                                       EXHIBIT B
                                                                        PAGE B-1
amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Revolving Note and/or the Related Indebtedness (or, if this Revolving Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Revolving Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Revolving Note has been paid in full before the end of the stated term of this Revolving Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Revolving Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Revolving Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by this Revolving Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Revolving Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Revolving Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Revolving Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Revolving Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. Borrower and Lender hereby agree that any and all suits alleging the contracting for, charging or receiving of usurious interest shall lie in Harris County, Texas, and each irrevocably waive the right to venue in any other county.

         As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Revolving Note and the other Loan Documents. As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Revolving Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term "Related

                                                          FORM OF REVOLVING NOTE
                                                                       EXHIBIT B
                                                                        PAGE B-2

Indebtedness" shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Revolving Note.

         To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Revolving Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

         Notwithstanding anything in this Revolving Note to the contrary, if at any time (i) the interest rate provided for under this Revolving Note or any other Loan Document (the "Stated Rate"), and (ii) the Charges computed over the full term of this Revolving Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate; provided, however, that any subsequent reduction in the Stated Rate shall not cause a reduction of the rate of interest payable hereunder below the Maximum Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Stated Rate if such interest rate had at all times been in effect. Changes in the Stated Rate resulting from a fluctuations in the rates used to calculate the Stated Rate shall be subject to the provisions of this paragraph.

         The holder hereof shall be entitled to the benefits of the other Loan Documents (to the extent and with the effect as therein provided).

         The Borrower hereby waives presentment, demand, protest and notice of any kind, including without limitation notice of interest to accelerate and notice of acceleration. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         Time is of the essence of this Revolving Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note as of the date written above.

                                                          FORM OF REVOLVING NOTE
                                                                       EXHIBIT B
                                                                        PAGE B-3

                                            AmREIT,
                                            a Texas Real Estate Investment Trust

                                            By:________________________
                                            Name:______________________
                                            Title:_____________________

                                                          FORM OF REVOLVING NOTE
                                                                       EXHIBIT B
                                                                        PAGE B-4

                           FORM OF NOTICE OF BORROWING

                           ___________________, 200__

Wells Fargo Bank, National Association
Disbursement and Operations Center
2120 East Park Place, Suite 100
El Segundo, California 90245
Attention: Judy Jackson
Facsimile: (310) 615-1014

Ladies and Gentlemen:

         Reference is made to that certain Revolving Credit Agreement dated as of ______________, 2003, as amended (the "Credit Agreement"), by and between AmREIT, a Texas Real Estate Investment Trust ("Borrower"), and Wells Fargo Bank, National Association ('Lender'). Capitalized terms used herein and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         1. Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby requests that the Lender makes a Loan to the Borrower in an amount equal to $_______________________.

         2. The Borrower requests that the Loan be made available to the Borrower on _________________, 200___.

         3. The Borrower hereby requests that the requested Loan be of the following Type:

                  [Check one box only]

                  [ ] Base Rate Loan

                  [ ] LIBOR Loan, with an initial Interest Period for a duration of:

         [Check one box only]       [ ] one month
                                    [ ] two months
                                    [ ] three months
                                    [ ] six months

         4. The proceeds of the Loan will be used for the following:
            __________________________________________________
            __________________________________________________
            __________________________________________________

         The Borrower hereby certifies to Lender that as of the date hereof, as of the date of the making of the requested Loan, and after making such Loan, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties of the Borrower

                                                     FORM OF NOTICE OF BORROWING
                                                                       EXHIBIT C
                                                                        PAGE C-1
contained in the Credit Agreement and the other Loan Documents are and shall be true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties have become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents.

                                            AmREIT,
                                            a Texas Real Estate Investment Trust

                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________

                                                     FORM OF NOTICE OF BORROWING
                                                                       EXHIBIT C
                                                                        PAGE C-2

                         FORM OF NOTICE OF CONTINUATION

                          ____________________, 200___

Wells Fargo Bank, National Association
Disbursement and Operations Center
2120 East Park Place, Suite 100
El Segundo, California 90245
Attention: Judy Jackson
Facsimile: (310) 615-1014

Ladies and Gentlemen:

         Reference is made to that certain Revolving Credit Agreement dated as of ________________, 2003, as amended (the "Credit Agreement"), by and between AmREIT, a Texas Real Estate Investment Trust ("Borrower"), and Wells Fargo Bank, National Association (the "Lender"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         Pursuant to Section 2.4 of the Credit Agreement, the Borrower hereby requests a Continuation of a LIBOR Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

         1.       The requested date of such Continuation is___________, 200___.

         2. The aggregate principal amount of the LIBOR Loan subject to the requested Continuation is $______________ and the portion of such principal amount subject to such Continuation is $_______________.

         3. The current Interest Period of the Loan subject to such Continuation ends on _________________, 200___.

         4. The duration of the Interest Period for the Loan or portion thereof subject to such Continuation is:

                  [Check one box only]      [ ] one month
                                            [ ] two months
                                            [ ] three months
                                            [ ] six months

         The Borrower hereby certifies to Lender and the Issuing Bank that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Event of Default shall have occurred and be continuing.

                                                  FORM OF NOTICE OF CONTINUATION
                                                                       EXHIBIT D
                                                                        PAGE D-1

         If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.4 of the Credit Agreement.

                                           AmREIT,
                                           a Texas Real Estate Investment Trust

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                  FORM OF NOTICE OF CONTINUATION
                                                                       EXHIBIT D
                                                                        PAGE D-2

                          FORM OF NOTICE OF CONVERSION

                            _________________, 200___

Wells Fargo Bank, National Association
Disbursement and Operations Center
2120 East Park Place, Suite 100
El Segundo, California 90245
Attention: Judy Jackson
Facsimile: (310) 615-1014

Ladies and Gentlemen:

         Reference is made to that certain Revolving Credit Agreement dated as of _____________, 2003, as amended (the "Credit Agreement"), by and between AmREIT, a Texas Real Estate Investment Trust ("Borrower"), and Wells Fargo Bank, National Association ("Lender"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         Pursuant to Section 2.5 of the Credit Agreement, the Borrower hereby requests a Conversion of a Loan of one Type into a Loan of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

         1. The requested date of such Conversion is ________________, 200___.

         2. The Type of Loan to be Converted pursuant hereto is currently:

                  [Check one box only]  [ ] Base Rate Loan
                                        [ ] LIBOR Loan

         3. The aggregate principal amount of the Loan subject to the requested Conversion is $______________ and the portion of such principal amount subject to such Conversion is $_________________.

         4. The amount of such Loan to be so Converted is to be converted into a Loan of the following Type:

                  [Check one box only]  [ ] Base Rate Loan
                                        [ ] LIBOR Loan, with an initial Interest
                                        Period for a duration of:

                  [Check one box only]  [ ] one month
                                        [ ] two months
                                        [ ] three months
                                        [ ] six months

                                                    FORM OF NOTICE OF CONVERSION
                                                                       EXHIBIT E
                                                                        PAGE E-1

         The Borrower hereby certifies to Lender and the Issuing Bank that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Event of Default shall have occurred and be continuing.

         If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.5 of the Credit Agreement.

                                            AmREIT,
                                            a Texas Real Estate Investment Trust

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                    FORM OF NOTICE OF CONVERSION
                                                                       EXHIBIT E
                                                                        PAGE E-2

                                 FORM OF OPINION

                             ________________, 2003

                 [NOTE: LENDER WILL ACCEPT BIFURCATED OPINIONS -
                           BORROWER TO PROPOSE FORMS]

Wells Fargo Bank, National Association
1000 Louisiana, 4th Floor
Houston, Texas 77002-5093

         Re: $20,000,000.00 Revolving Credit Facility

Ladies and Gentlemen:

         We have acted as counsel to AmREIT, a Texas Real Estate Investment Trust (the "REIT"), and _____________(name all guarantors)_______________
(collectively, "Guarantors") in connection with the $20,000,000.00 revolving credit facility provided pursuant to that certain Revolving Credit Agreement dated as of _____________, 2003 (the "Agreement") by and between REIT and Wells Fargo Bank, National Association ("Lender"). This Opinion Letter (herein so called) is furnished to you as required by Section 5.1(d) of the Agreement. Capitalized terms used in this Opinion Letter and not defined herein are defined as set forth in the Agreement.

         Our opinions are limited in all respects to the substantive law of the State of Texas and the federal law of the United States and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. [MODIFY IF GUARANTORS ARE INCORPORATED IN OTHER STATES]

                              I.DOCUMENTS REVIEWED

         A. DOCUMENTS REVIEWED--LOAN DOCUMENTS. As counsel to REIT, we have reviewed the following documents and instruments (collectively, the "Transaction Documents"):

                  1.       Agreement;

                  2. Promissory Note, dated as of _____________, 2003, executed by Borrower and payable to the order of Lender in the maximum principal amount of $20,000,000.00; and

                  3. Guaranty executed by Guarantors dated as of __________, 2003.

         B. DOCUMENTS REVIEWED--OTHER DOCUMENTS EXAMINED: In addition to the Transaction Documents, other documents we have examined in rendering this opinion, and upon which we have relied, include the following:

                                                                 FORM OF OPINION
                                                                       EXHIBIT F
                                                                        PAGE F-1

                  1. [LIST ALL ORGANIZATIONAL DOCUMENTS, CERTIFICATES AND RESOLUTIONS]

                   II. QUALIFICATIONS TO FACTUAL EXAMINATION;
                            RELIANCE ON LOCAL COUNSEL

         We have been furnished with and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of REIT, agreements and other instruments, certificates of officers and representatives of REIT, certificates of public officials, and other documents, and we have had such discussions with appropriate officers of REIT as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of and discussions with officers of REIT.

                                III. ASSUMPTIONS

         For purposes of this opinion, we have assumed: (i) the genuineness of all signatures on all documents (other than REIT and the Guarantors on the Transaction Documents); (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in all certificates and reports identified in this opinion; and (v) the due authorization, execution, and delivery of and the validity and binding effect of the Transaction Documents with regard to the parties to the Transaction Documents other than REIT.

                                  IV. OPINIONS

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this Opinion Letter, we are of the opinion that:

         1. REIT is duly organized and validly existing under the laws of the State of Texas and is a real estate investment trust under Section 856 of the Internal Revenue Code.

         2. [RECITE ORGANIZATION, EXISTENCE AND GOOD STANDING OPINIONS FOR EACH GUARANTOR]

         3. REIT and the Guarantors have the corporate power and authority to execute, deliver, and perform their respective obligations under the Transaction Documents to which they are a party. The Transaction Documents to which either REIT or the Guarantors are a party have been duly authorized by all necessary corporate action on the part of such Person and have been duly executed and delivered by such Person.

         4. The Transaction Documents to which REIT or the Guarantors are a party are enforceable against such Person.

         5. The execution and delivery by REIT and the Guarantors, as applicable, of, and performance of their agreements in, the Transaction Documents to which either Person is a party do not (i) violate the trust declaration, articles of incorporation or bylaws of such Person, breach,

                                                                 FORM OF OPINION
                                                                       EXHIBIT F
                                                                        PAGE F-2
or result in a default under, any existing obligation of such Person under any agreement binding on such Person, or (ii) breach or otherwise violate any existing obligation of such Person.

         6. The execution and delivery of the Transaction Documents to which either REIT or the Guarantors are a party, the consummation of the transactions contemplated thereby, and compliance by such Person with the provisions thereof will not violate any Texas or federal statute or regulation.

         7. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required under Texas or federal statutes or regulations in connection with the execution and delivery by REIT or the Guarantors of the Transaction Documents to which such Person is a party, except for those already obtained or completed.

         8. The Transaction Documents are not usurious contracts.

                          V. ENFORCEABILITY LIMITATIONS

         The opinions expressed in paragraph 3 are qualified and may be limited as follows:

         A. The enforceability of the Transaction Documents is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws affecting the rights and remedies of creditors generally.

         B. The enforceability of the Transaction Documents is subject to the effect of general principles of equity.

         The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" means that during the course of representation as described in this Opinion Letter, no information has come to the attention of the attorneys in this Firm which would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, we have not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

         This Opinion Letter (i) has been furnished to Lender at its request, and we consider it to be a confidential communication which may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent, (ii) is rendered solely for Lender's use in connection with the above transaction, and may not be relied upon by any other person (other than an assignee of Lender) or for any other purpose without our prior written consent,
(iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or any new developments which might affect any matters or opinions set forth herein; and (iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

                                                                 FORM OF OPINION
                                                                       EXHIBIT F
                                                                        PAGE F-3

                                                     Very truly yours,

                                                     By:________________________

                                                                 FORM OF OPINION
                                                                       EXHIBIT F
                                                                        PAGE F-4

                      FORM OF UNENCUMBERED POOL CERTIFICATE

         Reference is made to that certain Revolving Credit Agreement dated as of _____________, 2003 (the "Credit Agreement"), by and between AmREIT, a Texas Real Estate Investment Trust ("Borrower") and Wells Fargo Bank, National Association ("Lender"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         1. Pursuant to Section 4.l(b)(ii) or Section 7.1(d), as applicable, of the Credit Agreement, the undersigned hereby certifies to Lender that Schedule I attached hereto accurately and completely sets forth, as of the date hereof: (i) the identity of each Eligible Property as to which Borrower seeks Lender's approval as a Pool Property, (ii) assuming the approval of each such Eligible Property as a Pool Property, (A) on a pro forma basis the Maximum Loan Availability, (B) the Occupancy Rate of such Property, and (C) the aggregate Occupancy Rate of all Unencumbered Pool Properties, assuming the approval of each such Eligible Property as a Pool Property.

         The undersigned further certifies to Lender that as of the date hereof
(a) no Default or Event of Default has occurred and is continuing, and (b) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents.

         IN WITNESS WHEREOF, the undersigned has signed this Unencumbered Pool Certificate on and as of __________, 200___.

                                     ___________________________________________
                                     Name:______________________________________
                                     Title: Chief Financial Officer of AmREIT,
                                            a Texas Real Estate Investment Trust

                                             FORM OF ENCUMBERED POOL CERTIFICATE
                                                                       EXHIBIT G
                                                                        PAGE G-1

                         FORM OF ELIGIBILITY CERTIFICATE

         Reference is made to that certain Revolving Credit Agreement dated as of ______________, 2003 (the "Credit Agreement"), by and between AmREIT, a Texas Real Estate Investment Trust ("Borrower") and Wells Fargo Bank, National Association ("Lender"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         Pursuant to Section 4.1 (b)(iii) of the Credit Agreement, the undersigned hereby certifies to Lender, with respect to each of the properties listed on Schedule 1 attached hereto, that:

         (a) such property is improved with one or more operating retail properties.

         (b) such property is 100% owned in fee simple by Borrower or by a Wholly Owned Subsidiary designated as the owner of such property on Schedule 1.
Schedule 1 sets forth the capital structure of each such Wholly Owned
Subsidiary.

         (c) (i) neither such property, nor any interest of Borrower or such Wholly Owned Subsidiary therein, is subject to any Lien other than Permitted Liens or to any agreement (other than the Credit Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (ii) if such property is owned by a Wholly Owned Subsidiary: (A) none of Borrower's direct or indirect ownership interest in such Wholly Owned Subsidiary is subject to any Lien other than Permitted Liens or to any agreement (other than the Credit Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness and (B) neither such Wholly Owned Subsidiary, nor any other Wholly Owned Subsidiary through which Borrower holds any indirect interest in such Wholly Owned Subsidiary, is subject to any restriction of any kind which would limit its ability to pay or perform its obligations under the Guaranty required to be delivered under the Credit Agreement prior to its obligation to pay dividends or make any other distribution on any of such Wholly Owned Subsidiary's capital stock or other securities owned by Borrower or any other Wholly Owned Subsidiary of Borrower;
(iii) such property has an Occupancy Rate of at least 80%, and (iv) such property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such property.

         (d) if such property were an Unencumbered Pool Property, the aggregate Occupancy Rate of all Unencumbered Pool Properties as of the date hereof (including all properties listed on Schedule 1), would not be less than ninety percent (90%).

         (e) (i) Borrower has obtained, with respect to such property, a "Phase I" environmental assessment

                  (ii) Borrower has reviewed such assessments and believes it reasonable to rely upon such assessments; and

                                                 FORM OF ELIGIBILITY CERTIFICATE
                                                                       EXHIBIT H
                                                                        PAGE H-1

                  (iii) such assessments do not (1) identify any contamination or potential contamination that has resulted in, or that could reasonably be anticipated to result in a materially adverse effect upon the condition, market value, Net Operating Income or prospects of such property, (2) recommend that any further material investigation be undertaken, or (3) identify any potential or actual recognized environmental condition.

         IN WITNESS WHEREOF, the undersigned has signed this Eligibility Certificate on and as of ___________, 200___.

                                     ___________________________________________

                                     Name:______________________________________
                                     Printed:___________________________________
                                     Title: Chief Financial Officer of AmREIT,
                                            a Texas Real Estate Investment Trust

                                                 FORM OF ELIGIBILITY CERTIFICATE
                                                                       EXHIBIT H
                                                                        PAGE H-2

                                   SCHEDULE 1
                           TO ELIGIBILITY CERTIFICATE

(A)      Property Description [For each Property]

1.       Property Name:

2.       Owner: [If not Borrower, set forth capital structure of the owner]

3.       Location: [Including City, State, County and address]

4.       Environmental Information:

         a.       Date Phase I prepared:________________________________________

         b.       The Phase I was prepared by:__________________________________

5. Summary of Existing Tenants: [Including Rent Rolls in detail satisfactory to Lender]

                                                 FORM OF ELIGIBILITY CERTIFICATE
                                                                       EXHIBIT H
                                                                        PAGE H-3

                UNENCUMBERED POOL PROPERTIES AS OF AGREEMENT DATE

                                                                                     DATE        SQUARE      EXPIRATION
TENANT / ASSET                                                   LOCATION          ACQUIRED      FOOTAGE        DATE
----------------------------------------------------------------------------------------------------------------------------
SINGLE-TENANT PROPERTIES
----------------------------------------------------------------------------------------------------------------------------
AFC, Inc. (AFCE)                                               Atlanta ,GA        7/19/1994       2,583       7/19/2014
----------------------------------------------------------------------------------------------------------------------------
Baptist Memorial Medical Plaza                                 Memphis, TN         10/4/1991     15,000       8/31/2007
----------------------------------------------------------------------------------------------------------------------------
Blockbuster Video (Viacom, VIA)                             Oklahoma City, OK     12/19/1995      6,599       8/31/2005
----------------------------------------------------------------------------------------------------------------------------
Carlson Restaurants (TGI Friday's)                             Houston, TX        12/23/1993      8,500       1/31/2008
----------------------------------------------------------------------------------------------------------------------------
Comp USA (Guitar Center GTRC)                                 Minnesota, MN        8/10/1994     15,000       8/31/2009
----------------------------------------------------------------------------------------------------------------------------
Footstar (FTS)                                                  Tucson, AZ           9/11/96     19,550         9/30/16
----------------------------------------------------------------------------------------------------------------------------
Golden Corral                                                  Houston, TX         8/20/1992     12,000      11/30/2007
----------------------------------------------------------------------------------------------------------------------------
Golden Corral                                                  Houston, TX           3/15/93     12,000       3/14/2008
----------------------------------------------------------------------------------------------------------------------------
Hollywood Entertainment Corp (HLYW)                           Lafayette, LA         10/31/97      7,488         9/24/12
----------------------------------------------------------------------------------------------------------------------------
IHOP Corporation (IHP)                                          Topeka, KS           9/30/99      4,500        12/17/08
----------------------------------------------------------------------------------------------------------------------------
Jack in the Box Inc (JBX)                                       Dallas, TX         7/21/1991      2,238         7/11/09
----------------------------------------------------------------------------------------------------------------------------
OfficeMax Inc (OMX)                                             Dover, DE            5/15/98     23,500          4/1/13
----------------------------------------------------------------------------------------------------------------------------
Payless Shoesource Inc (PSS)                                    Austin, TX         11/7/1991      4,000       1/30/2008
----------------------------------------------------------------------------------------------------------------------------
Pier One Imports Inc. (PIR)                                    Longmont, CO       11/13/1997      8,014       2/29/2008
----------------------------------------------------------------------------------------------------------------------------
Radio Shack Corporation (RSH)                                   Dallas, TX           6/15/94      5,200        11/30/06
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual (WM)                                         Houston, TX          12/11/96      3,685        12/31/11
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual (WM)                                        Woodlands, TX          9/23/96      3,685         9/30/11
----------------------------------------------------------------------------------------------------------------------------
Wellness Leasing, Inc. (Mem. Hermann Hospital)                Sugarland, TX        1/16/1995     15,000       1/31/2009
----------------------------------------------------------------------------------------------------------------------------

MULTI-TENANT PROPERTIES
----------------------------------------------------------------------------------------------------------------------------
Copperfield Medical - Texas Childrens Pediatrics Assoc         Houston, TX           4/19/02     14,000         4/30/07
----------------------------------------------------------------------------------------------------------------------------

                                                                    SCHEDULE 4.1
                                 ENCUMBERED POOL PROPERTIES AS OF AGREEMENT DATE

                               OWNERSHIP STRUCTURE

Listed below is a complete corporate structure and ownership interests of Borrower and all of its Subsidiaries as of the date hereto, including the correct legal name of Borrower and each such Subsidiary, and Borrower's relative equity interest in each Subsidiary:

                               [OWNERSHIP CHART]

                                                                    SCHEDULE 6.2
                                                             OWNERSHIP STRUCTURE

                           INDEBTEDNESS AND GUARANTEES

                                                                    SCHEDULE 6.6
                                                       INDEBTEDNESS & GUARANTIES

                         PROPERTY MANAGEMENT AGREEMENTS
                           AND OTHER MAJOR AGREEMENTS

                                                                    SCHEDULE 6.7
                                MANAGEMENT AGREEMENTS AND OTHER MAJOR AGREEMENTS

                                    INSURANCE

AmREIT
Unencumbered Pool Properties - Property Insurance
Schedule 6.15

                                                                     DATE              INSURANCE                   EXPIRATION
                    TENANT/ASSET                   CITY & STATE       ACQ               CARRIER                       DATE
                    ------------                   ------------      -----            ----------                   ----------
               I. Free Standing Properties
 1    AFC, Inc. (AFCE)                         Atlanta        GA    7/19/94  Marsh                                  12/19/03
 2    Blockbuster Video (Viacom, VIA)          Oklahoma City  OK   12/19/95  USI Insurance Svcs of TX               11/10/03
 3    Carlson Restaurants (TGI Fridays)        Houston        TX   12/23/93  Lexington Insurance Company              7/1/04
 4    Comp USA (Guitar Ctr GTRC)               Minnesota      MN    3/16/94  Allianz Insurance Company               7/28/04
 5    Wellness Leasing, Inc. (Mem. Hermann
      Hospital)                                Sugar Land     TX    1/16/95  Farmers Insurance Group                 3/14/04
 6    Footstar (FTS)                           Tucson         AZ    9/11/96  Marsh USA, Inc.                         7/30/04
 7    Golden Corral                            Houston        TX    3/26/92  Travelers Indemnity Co                  3/31/04
 8    Golden Corral                            Houston        TX    3/15/93  Travelers Indemnity Co                  3/31/04
 9    Hollywood Entertainment Corp (HLYW)      Lafayette      LA   10/31/97  M L W Insurance (800) 962-5524          11/1/03
 10   IHOP Corporation (IHP)                   Topeka         KS    9/30/99  Federal Insurance                        5/1/04
 11   Jack in the Box, Inc. (JBX)              Dallas         TX    7/21/91  Marsh USA, Inc.                          9/1/04
 12   Office Max                               Dover          DE    5/15/98  USI Insurance Svcs of TX               11/10/03
 13   Payless Shoesource, Inc. (PSS)           Austin         TX    11/7/91  USI Insurance Svcs of TX               11/10/03
 14   Pier One Imports Inc. (PIR)              Longmont       CO   11/13/97  USI Insurance Svcs of TX               11/10/03
 15   Radio Shack                              Dallas         TX    6/15/94  Liberty Mutual Insurance Co.             7/1/04
 16   Washington Mutual (WM)                   Houston        TX   12/11/96  Marsh USA, Inc.                          3/1/04
 17   Washington Mutual (WM)                   The Woodlands  TX    9/23/96  Marsh USA, Inc.                          3/1/04
 18   Baptist Memorial Medical Plaza           Memphis        TN    16/4/91  Travelers P/C Corp                       1/1/04
               II. Multi-Tenant Properties
 19   Copperfield Medical - TCPA               Houston        TX    4/19/02  USI Insurance Svcs of TX               11/10/03

                                                                   SCHEDULE 6.15
                                                                       INSURANCE